AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2005

                                               Registration No. 333- ___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ICEWEB, INC.
                 (Name of small business issuer in its charter)

       Delaware                        7389                      13-2640971
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
   of incorporation         Classification Code Number)      Identification No.)
   or organization)

                              205 Van Buren Street
                             Herndon, Virginia 20170
                                  703-964-8000
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                            ________________________

                             Mr. John R. Signorello
                             Chief Executive Officer
                                  IceWEB, Inc.
                              205 Van Buren Street
                             Herndon, Virginia 20170
                                  703-964-8000
            (Name, Address and Telephone Number of Agent For Service)
                            ________________________

                        Copies of all communications to:
                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-361-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                            CALCULATION OF REGISTRATION FEE
                                                                               Proposed                 Proposed
   Title of each                                         Dollar                 maximum                  maximum
class of securities             Amount to be         offering price            aggregate                amount of
  to be registered               registered           per security         offering price(1)        registration fee
-----------------------         ------------         --------------        -----------------        -----------------
Common stock, par value
$.001 per share (1 )               250,000               $ 0.92              $    230,000                $    28

Common stock, par value
$.001 per share (1)(2)           1,666,667               $ 0.92              $  1,533,334                    181

Common stock, par value
$.001 per share (3)              2,000,000               $ 2.00              $  4,000,000                    471

Common stock, par value
$.001 per share (4)              1,250,000               $ 4.80              $  6,000,000                    706

Common stock, par value
$.001 per share (5)              1,250,000               $ 9.60              $ 12,000,000                  1,412

Common stock, par value
$.001 per share (6)                287,500               $ 4.00              $  1,150,000                    136

Common stock, par value
$.001 per share (7)                287,500               $ 8.00              $  2,300,000                    271

Common stock, par value
$.001 per share (8)                175,000               $ 0.70              $    122,500                     14

Common stock, par value
$.001 per share (9)                  5,000               $ 2.00              $     10,000                      2
                                 ---------                                                               -------
                                 7,171,667                                                               $ 3,221

Total Registration Fee

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on July 20, 2005.

(2) Includes shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock.

(3) Includes shares of common stock issuable upon the exercise of outstanding Common Stock Purchase Warrants "A" issued in March 2005.

(4) Includes shares of common stock issuable upon the exercise of outstanding Common Stock Purchase Warrants "B" issued in March 2005.

(5) Includes shares of common stock issuable upon the exercise of outstanding Common Stock Purchase Warrants "C" issued in March 2005.

(6) Includes shares of common stock issuable upon the exercise of outstanding Series H Common Stock Purchase Warrants.

(7) Includes shares of common stock issuable upon the exercise of outstanding Series I Common Stock Purchase Warrants.

(8) Includes shares of common stock issuable upon the exercise of outstanding $0.70 Common Stock Purchase Warrants "A" issued in March 2005.

(9) Includes shares of common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $2.00 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the Series A Convertible Preferred Stock and common stock purchase warrants listed above.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, dated July 26, 2005

PROSPECTUS

                                  ICEWEB, INC.

                        7,171,667 Shares of Common Stock

      This prospectus covers the resale of a total of 7,171,667 shares being offered by selling security holders listed in the section of this prospectus entitled "Selling Security Holders." Of the shares covered by this prospectus, 250,000 shares are presently outstanding, 1,666,667 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 5,255,000 shares are issuable upon exercise of warrants with exercise prices ranging from $0.70 to $9.60 per share. We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

      For a description of the plan of distribution of the shares, please see page 49 of this prospectus.

      Our common stock is traded on the OTC Bulletin Board under the trading symbol "IWEB." On July 15, 2005 the last sale price for our common stock was $0.92.

                           __________________________


      INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK.

                           __________________________


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is ________________ , 2005

                               PROSPECTUS SUMMARY

      We market proprietary software products, information technology professional services, and third party computer hardware and software. Our mission is to provide value to our customers by delivering a broad range of proven technologies and services that enable organizations to gain competitive advantage, maximize business results and speed innovation.

      Our suite of software products and integration service products enable government and other organizations to independently manage, create, publish and deliver content easily and affordably. Our suite of software products, which are centered on knowledge-based support, are scaleable and can be implemented on any website. We also provide a range of information technology consulting services and product support services on a project-by-project basis, including software programming and network engineering. Our suite of software products and consulting services enable organizations to reduce time and effort by converging knowledge-based information with easy to manage websites and e-learning portals. We also market third party computer hardware and software as an authorized reseller for a broad array of products, including large power supplies.

      Our principal executive offices are located at 205 Van Buren Street, Suite 360, Herndon, Virginia 20170, and our telephone number is 703-964-8000. Our fiscal year end is September 30.

      When used in this prospectus, the terms "IceWEB," " we," "our," and "us" refers to IceWEB, Inc., a Delaware corporation, and our subsidiaries. The information which appears on our web site at www.iceweb.com is not part of this prospectus.

      All per share information contained in this prospectus gives effect to the ten for one (10:1) forward stock split of our common stock effective October 13, 2004 and a one for eighty (1:80) reverse stock split effective April 27, 2005.

THE OFFERING

      This prospectus covers the resale of a total of 7,171,667 shares of our common stock by the selling security holders. Of the shares covered by this prospectus, 250,000 shares are presently outstanding, 1,666,667 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 5,255,000 shares are issuable upon exercise of warrants with exercise prices ranging from $0.70 to $9.60 per share. The selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

COMMON STOCK

   Outstanding Prior to this Offering:  6,492,286 shares at June 29, 2005

   Outstanding After this Offering:     15,118,517 shares, including an
                                        aggregate of 8,626,231 shares which are
                                        reserved for possible issuance upon the
                                        conversion of outstanding Series A
                                        Convertible Preferred Stock, exercise of outstanding common stock purchase warrants or exercise of options granted under our 2000 Management and Director
                                        Equity Incentive and Compensation Plan.

   Common Stock Reserved:               8,971,771 shares, including:

                                           o  1,666,667 shares issuable upon the
                                              conversion of our Series A
                                              Convertible Preferred Stock, the
                                              resale of which is covered by this
                                              prospectus,

                                           o  6,176,250 shares upon the exercise
                                              of outstanding warrants with
                                              exercise prices ranging from $0.70
                                              to $16.00 per share, the resale of
                                              5,255,000 shares of which is
                                              covered by this prospectus,

                                           o  783,314 shares of our common stock
                                              underlying options which are
                                              presently outstanding under our
                                              2000 Management and Director
                                              Equity Incentive and Compensation
                                              Plan with a weighted average
                                              exercise price of $4.91 per share,
                                              and

                                           o  345,540 shares of our common stock
                                              reserved for issuance under our
                                              2000 Management and Director
                                              Equity Incentive and Compensation
                                              Plan.

RISK FACTORS                            The securities offered hereby involve a
                                        high degree of risk and immediate
                                        substantial dilution. See "Risk Factors" and "Dilution."

OTC BULLETIN BOARD SYMBOL               IWEB


                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                       Six months ended                       Year ended
                                                           March 31,                        September 30,
                                                           ---------                        -------------
                                                     2005             2004             2004              2003
Revenues .....................................   $ 2,957,577      $ 3,148,716      $  6,662,652      $ 1,681,505
Cost of Sales ................................     2,258,595        2,353,734         5,015,494        1,264,338
Total Operating Expense ......................       998,451          923,367         2,708,175          675,591
Operating income (loss) ......................      (261,510)        (128,385)       (1,061,017)        (258,424)
Interest (expense) income ....................       (30,937)         (21,952)          (60,879)         (30,736)
Net income (loss) available to common
 shareholders ................................   $(1,330,406)     $  (150,337)     $ (1,087,008)     $  (105,844)
Basic and diluted earnings (loss) per share ..   $     (0.24)     $     (0.03)     $      (0.22)     $     (0.03)
Weighted common shares outstanding ...........     5,660,472        4,846,944         5,049,368        3,987,558

BALANCE SHEET DATA:

                                     March 31, 2005           September 30, 2004
                                     --------------           ------------------
                                      (unaudited)

Working capital (deficit) ........    $    352,901               $ (1,049,557)
Cash and cash equivalents ........    $  1,025,112               $    178,781
Total current assets .............    $  2,086,490               $  1,241,488
Goodwill .........................    $  1,812,999               $  1,812,999
Total assets .....................    $  4,249,919               $  3,156,908
Total current liabilities ........    $  1,733,589               $  2,291,045
Total liabilities ................    $  2,150,228               $  2,291,045
Total stockholders' equity .......    $  2,099,691               $    865,863


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to increase our revenues, develop our brands, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.

      You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                                  RISK FACTORS

      Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES THAT WILL RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS ABSENT A MATERIAL INCREASE IN OUR REVENUES.

      We have an accumulated deficit of $3,979,119 at March 31, 2005. For the year ended September 30, 2004, we had a net loss of approximately $1.1 million and cash used in operations was approximately $795,000. For the six months ended March 31, 2005 we had a net loss of approximately $330,406 and cash used in operations was approximately $320,525. The report of our independent registered public accounting firm on our financial statements for the fiscal year ended September 30, 2004 contained a qualification expressing substantial doubt as to our ability to continue as a going concern as a result of our net losses and cash used in operations. While we reported an increase in our revenues for fiscal 2004 as compared to fiscal 2003, our revenues declined approximately 6.1% for the six months ended March 31, 2005 as compared to the six months ended March 31, 2004. We cannot assure you that our revenues will increase in future periods, nor can we assure you that they will not continue to decrease. As long as our cash flow from operations remains insufficient to fund our operations, we will continue depleting our cash and other financial resources. Our failure to achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. In this event, you could lose all of your investment in our company.

WE ARE IN DEFAULT UNDER THE TERMS OF A LINE OF CREDIT WHICH IS SECURED BY ALL OF OUR ASSETS. IF THE LENDER SHOULD EXERCISE ITS RIGHTS IN CONNECTION WITH THIS DEFAULT, WE WOULD BE UNABLE TO CONTINUE OUR OPERATIONS.

      In July 2004, we entered into a Loan and Security agreement with Comerica Bank to obtain a revolving credit line in the amount of $500,000. At March 31, 2005, the amount outstanding under this credit line was $461,269. This note is collateralized by a security interest in our assets. The agreement includes certain financial covenants which we are required to meet on an ongoing basis. In November 2004, after we were unable to meet certain of these financial covenants, we executed a Forbearance Agreement with Comerica Bank, which recognized our default and contained certain forbearances by the bank from enforcing its rights and exercising its remedies in connection with the default. Subsequent to that date, we have failed to meet certain financial covenants related to our minimum tangible net worth, however, the bank is not presently seeking to declare a subsequent default or otherwise enforce any of its rights under the loan agreement. We believe that we will regain compliance with this financial covenant during the third quarter of fiscal 2005. Under the terms of the Comerica Bank loan agreement, if we were unable to cure the default under the terms of the loan agreement the lender could foreclosure on all of our assets which would prohibit us from conducting our business and would result in our inability to continue as a going concern.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

      Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary if we wish to acquire additional assets or companies and for the effective integration, operation and expansion of these businesses. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. At March 31, 2005, we had a working capital surplus of $352,901 as compared to a working capital deficit of $1,049,557 at September 30, 2004. This change is primarily attributable to proceeds we received from the sale of equity securities during the three months ended March 31, 2005. However, we will need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

WHILE SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK ARE OUTSTANDING WE ARE PROHIBITED FROM UNDERTAKING CERTAIN CAPITAL RAISING TRANSACTIONS WHICH MAY MATERIALLY ADVERSELY EFFECT OUR ABILITY TO RAISE FUNDS IN FUTURE PERIODS.

      The designations of the Series A Convertible Preferred Stock prohibit us from selling common stock or any other security which is convertible into common stock or issuing any rights, options or warrants which entitle the holder to purchase shares of our common stock at a price less than $0.60 per share, subject to adjustment as described elsewhere in this prospectus. So long as shares of our Series A Convertible Preferred stock are outstanding, this prohibition will prevent us from raising additional capital at an effective offering price of less than $0.60 per share. While the market value of our common stock as of the date of this prospectus is greater than $0.60 per share, we do not know if the trading price of our common stock will remain above $0.60 per share in future periods, particularly in light of the fact that we may be significantly increasing the number of shares of our common stock which will be freely tradeable as a result of sales made by the selling security holders under this prospectus. If the market price of our common stock should fall to a price range which is near or below $0.60 per share we may be unable to raise capital in future periods as needed which could adversely effect our liquidity, operation of our company and ability to continue as a going concern.

      In addition, under the terms of the Preferred Stock Purchase Agreement for the Series A Convertible Preferred Stock for a period of three years beginning March 30, 2005 we have contractually agreed not to issue any additional shares of preferred stock or any convertible debt, not to enter into any transactions which contain a reset provision which could result in additional shares being issued at some future date and not to enter into certain other types of financing transactions. These contractual limitations may limit our ability to raise capital as needed in future periods which could adversely effect our ability to continue our operations.

WE ARE RELIANT ON REVENUES FROM TWO CUSTOMERS. BECAUSE WE ARE NOT A PARTY TO LONG TERM AGREEMENTS WITH EITHER CUSTOMER, THE LOSS OF ONE OR BOTH OF THESE CUSTOMERS WOULD BE ADVERSE TO OUR FINANCIAL RESULTS IN FUTURE PERIODS.

      Revenues from two customers represented approximately 34% and approximately 27% of total revenues for the years ended September 30, 2004 and 2003, respectively. Revenues from these two customers represented approximately 33% of our revenues for the six months ended March 31, 2005. Both of these customers purchase products and services from us on a purchase order basis and, accordingly, may elect at any time to purchase similar products or services from our competitors. Until such time, if ever, as we are able to sufficiently expand our sales efforts and remove this dependency on revenues from these two customers, if one or both of them should cease purchasing products and services from us our revenues and results of operations would be materially adversely affected.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

      Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

      Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange or quoted on Nasdaq, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Ethics and Business Conduct and our Board has established Audit and Compensation Committees, we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange or Nasdaq. It is possible that if we were to adopt all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

      At June 29, 2005 we had outstanding:

         o  6,492,286 shares of our common stock,

         o 1,666,667 shares of Series A Convertible Preferred Stock which is convertible into 1,666,667 shares of our common stock,

         o common stock purchase warrants to purchase a total of 6,176,250 shares of our common stock with exercise prices ranging from $0.70 to $16.00 per share, and

         o options granted under our 2000 Management and Director Equity Incentive and Compensation Plan which are exercisable into 783,314 shares of our common stock with a weighted average exercise price of $4.91 per share.

      The conversion of the Series A Convertible Preferred Stock and/or the exercise of outstanding options and warrants may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

      In March 2005, we issued:

         o Common Stock Purchase Warrants "A" to purchase an aggregate of 2,175,000 shares of our common stock with a warrant to purchase 175,000 shares exercisable at $0.70 per share and a warrant to purchase 2,000,000 shares exercisable at $2.00 per share,

         o Common Stock Purchase Warrants "B" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $4.80 per share, and

         o Common Stock Purchase Warrants "C" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $9.60 per share.

      All of these five-year warrants are exercisable on a cashless basis which means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

      Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporations Law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

      In addition, our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. We presently have outstanding 1,666,667 shares of our Series A Convertible Preferred Stock. Our Board of Directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

      It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTCBB. On April 27, 2005 our symbol was changed from ICEW to IWEB in connection with a 1:80 reverse split of our common stock effective on that date. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                    High              Low
                                                    ----              ---
Fiscal 2003

First quarter ended December 31, 2002               $1.84            $0.64
Second quarter ended March 31, 2003                 $2.24            $0.32
Third quarter ended June 30, 2003                   $2.64            $0.80
Fourth quarter ended September 30, 2003             $3.52            $1.52

Fiscal 2004

First quarter ended December 31, 2003               $3.82            $1.28
Second quarter ended March 31, 2004                 $5.20            $1.28
Third quarter ended June 30, 2004                   $4.08            $2.56
Fourth quarter ended September 30, 2004             $4.72            $1.92

Fiscal 2005

First quarter ended December 31, 2004               $5.60            $2.40
Second quarter ended March 31, 2005                 $3.20            $1.60
Third quarter ended June 30, 2005                   $2.20            $0.80

      On July 15, 2005, the last sale price of our common stock as reported on the OTCBB was $0.92. As of June 29, 2005, there were approximately 360 record owners of our common stock.

DIVIDEND POLICY

      We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

      Under the terms of our Series A Convertible Preferred Stock, we cannot pay dividends on our common stock so long as shares of our Series A Convertible Preferred Stock are outstanding. We do not anticipate that any cash dividends will be declared or paid on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table sets forth securities authorized for issuance under our 2000 Management and Director Equity Incentive and Compensation Plan and any compensation plan not approved by our stockholders as of September 30, 2004.

                                  Number of               Weighted             Number of
                                  securities to be        average              securities remaining
                                  issued upon             exercise             available for future
                                  exercise of             price of             issuance under equity
                                  of outstanding          outstanding          compensation plans
                                  options, warrants       options,             (excluding securities
                                  and rights (a)          warrants             reflected in column (a))
                                                          and rights (b)
Plan category
2000 Management and Director
Equity Incentive and
Compensation Plan                      783,314                $ 4.91                    345,540

Equity compensation plans
not approved by stockholders                 0                     0                          0

                                 CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2005. This table gives no effect to the possible exercise of outstanding options or common stock purchase warrants or the application of the proceeds therefrom. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                             March 31, 2005
                                             --------------
                                               (unaudited)

Long-term liabilities .....................   $   416,639

Stockholders' equity:

Preferred stock, $.001 par value,
 10,000,000 shares authorized,
 Series A Convertible Preferred Stock,
 1,666,667 shares authorized, 1,666,667
 shares issued and outstanding ............         1,667

Common stock, $.001 par value,
 1,000,000,000 shares authorized,
 5,825,620 shares issued and outstanding...         5,826
Treasury stock, at cost, 162,500 shares           (13,000)
Subscription receivable ...................       (14,300)
Additional paid-in capital ................     6,098,617
Accumulated deficit .......................    (3,979,119)
                                              -----------

     Total stockholders' equity ...........   $ 2,099,691
                                              -----------

Total capitalization ......................   $ 2,516,330
                                              ===========

                                 USE OF PROCEEDS

      We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of any proceeds from the exercise of warrants, the proceeds will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

OVERVIEW

         We provide hosted web-based collaboration solutions that enable organizations to establish Internet, Intranet, and email/collaboration services immediately and with little or no up-front capital investment. Our portal and IceMAIL collaboration software services are available on a monthly or annual subscription basis to small and medium-sized businesses and non-profit and government organizations. We also provide consulting services to our larger enterprise and government customers including network infrastructure, enterprise email/collaboration, and Internet/Intranet portal implementation and support services. We offer pre-packaged and custom services, using proven best practices to help organizations define their online business objectives and quickly deploy their Internet, Intranet, and email/collaboration systems. Although most of our small to medium-sized business customers purchase and activate our solutions online, our professional services teams work closely with our government, non-profit and larger customers to deploy customized solutions. We also market an array of information technology services and third party computer hardware and software.

      Our history and acquisition strategy has been key in our growth as a company. We began as a full service provider of computer systems and professional services to private sector corporations and to the federal government under a General Services Administration (GSA) schedule contract for computer systems and peripherals. Beginning in 2001, we began a series of strategic acquisitions which have resulted in our current business and operations, including:

      o in June 2001, we acquired the assets of Learning Stream, Inc., a provider of digital content streaming services, which coincided with the transition of our business model to a focus on e-learning. Learning Stream had developed custom streaming solutions which we believed were more efficient and effective thank the solutions we had implemented at that time. We considered the software we acquired to be competitive because it helped remove the complexity and unnecessary cost from the implementation of the streaming technology,

      o in June 2003, we acquired all of the outstanding stock of Interlan Corporation, a provider of data communications and networking solutions for business, government, and education. Interlan provided technical services including presales design and consulting, installation, troubleshooting, and long term maintenance and support contracts,

      o in June 2003, we also acquired all of the outstanding stock of The Seven Corporation, a provider of network engineering services to commercial and government customers throughout the United States,

      o in October 2003, we acquired the software ownership rights and customers of Iplicity, Inc. of Virginia. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment. In this transaction we acquired software licenses, source code, potential patents and trademarks, and

      o in May 2004 we acquired substantially all of the assets of DevElements, Inc. of Virginia, a professional IT consultancy firm that designs, develops and implements web-based productivity solutions for the customers. In this transaction we acquired software licenses, source code, potential patents and trademarks, as well as some cash and tangible assets.

      We generate revenues from sales of software licenses and provision of software application services, application development and network management services and integrated technology, infrastructure solutions and third party hardware sales. As a result of the growth of our company both through acquisitions and organically, we have significantly increased both our revenues and expenses during fiscal 2004. During fiscal 2005 we have capitalized on our growth through these acquisitions to organically grow our company and introduce new products. As a result of this growth, and as described elsewhere herein, we anticipate that both revenues and expenses will continue to increase in future periods.

      We believe that the key factors to our continued growth and profitability include the following:

      o the introduction of our IceWEB Vista portal software which was released to general availability during June 2005. IceWEB Vista is a powerful tool for efficient website management, built upon open source architecture (.Net) that allows users to quickly, easily and affordably update their Web content and site structure,

      o the launch of IceMAIL, a packaged service that provides a network-hosted groupware, email, calendaring, and collaboration solution utilizing Microsoft Exchange 2003, the most widely used enterprise system available. Customers will be able to leverage the full capabilities of Microsoft Exchange 2003 and Outlook without the initial implementation and maintenance costs associated with such an advanced system. We plan a launch of IceMAIL before the end of fiscal 2005,

      o raising approximately $4 million of additional working capital to expand our marketing, support our growth and for an acquisition of an additional company in the software services group,

      o  hiring additional qualified, technical employees, and

      o hiring a Chief Financial Officer and improving our internal financial reporting systems and processes.

      While we launched the first of our new software offering during June 2005 and will launch the second offering before the end of fiscal 2005, and the sale of these products are the focus of our business, we face a number of challenges in other areas which we believe are key to our growth, many of which are beyond our control. We have not identified any potential acquisition candidates and do not have any firm commitments for additional working capital as of the date of this prospectus, and we cannot assure you that we will be successful in either undertaking. While we believe that we will be able to identify and recruit a Chief Financial Officer prior to the end of fiscal 2005 and to implement upgrades to our internal systems, we face continuing difficulties in locating sufficient qualified technical personnel. Our company is located in the "Tech Corridor" of Northern Virginia and we compete with a number of companies for employees, many of which have been in business longer than we have and which are more attractive to prospective employees. Our inability to accomplish one or more of these key goals may limit our growth in future periods.

RESULTS OF OPERATIONS

SIX MONTHS ENDED MARCH 31, 2005 AS COMPARED TO SIX MONTHS ENDED MARCH 31, 2004

      The following table provides an overview of certain key factors of our results of operations for the six months ended March 31, 2005 as compared to the six months ended March 31, 2004:

                                   Six Months Ended
                                       March 31,
                                       ---------                $           %
                                  2005           2004         Change      Change
                                  ----           ----         ------      ------

Revenues ...................  $ 2,957,577    $ 3,148,716    $(191,139)   -  6.1%
Marketing and selling ......       15,902         96,209      (80,307)   - 83.5%
General and administrative
  expenses .................      944,589        800,133      144,456    + 18.1%
Total operating expenses ...      998,451        923,367       75,084    -  8.1%
Operating (loss) ...........     (299,469)      (128,385)     171,084    +  133%
Net (loss) .................  $  (330,406)   $  (150,337)   $ 180,069    +  120%

Other key indicators:

                                          Six Months Ended March 31,
                                          --------------------------
                                               2005       2004       % of change
                                               ----       ----       -----------

Cost of sales as a percentage of revenues .    76.4%      74.8%        + 1.6%
Gross profit margin .......................    23.6%      25.2%        + 1.6%
General and administrative expenses
  as a percentage of revenues .............    31.9%      25.4%        + 6.5%
Total operating expenses as a
  percentage of revenues ..................    33.8%      29.3%        + 4.5%

Revenues

      For the six months ended March 31, 2005, we reported revenues of $2,957,577 as compared to revenues of $3,148,716 for the comparative six month period in 2004, a decrease of approximately 6.1%. This decrease is primarily attributable to a decrease in sales of hardware during the second quarter of fiscal 2005 as compared to the first quarter of fiscal 2005. We have relied upon funds available under our revolving credit line to provide sufficient cash to purchase hardware for resale; during the second quarter of fiscal 2005 we had reached the maximum borrowing amount under the credit line and were unable to purchase hardware from certain vendors for resale to our customers. As a result of working capital made available to us from the sale of securities during March 2005 as described elsewhere herein, we now have capital available to purchase the necessary hardware for resale. We anticipate that our revenues for the balance of fiscal 2005 will continue to increase from comparable periods in fiscal 2004.

Cost of Sales

      Our cost of sales consists of products purchased for resale, salaries of technical personnel, third party contractors, hosting and sales commissions. For the six months ended March 31, 2005, cost of sales was $2,258,595 or approximately 76.4% of revenues, compared to $2,353,734 or approximately 74.8% of revenues, for the six months ended March 31, 2004. We attribute the decrease in the cost of sales during the six months ended March 31, 2005 to an increase in revenue from software sales, software services, IT infrastructure consulting and other technical human resources while sales of hardware, which have a lower gross profit margin, decreased as described above.

Total Operating Expenses

      Our total operating expenses increased approximately 8.1% for the six months ended March 31, 2005 as compared to the same period in fiscal 2004. These decreases are attributable to the following:

      o Marketing and Selling. Our marketing and selling expense consists of personnel costs, including commissions, public relations, advertising, marketing programs, lead generation, travel and trade shows. For the six months ended March 31, 2005, marketing and selling costs were $15,902 as compared to $96,209 for comparative period in 2004, a decrease of $80,307 or approximately 83.5%. These decreases were the result of a reduction in marketing personnel, trade show events, online web marketing, advertising and print advertising during the first two quarters of fiscal 2005. As a result of working capital made available to us from the sale of securities in March 2005, we anticipate that our marketing and selling expense will increase during the balance of fiscal 2005 in conjunction with the launch of our new software offerings;

      o Research and development. Our research and development expense consists primarily of personnel costs related to the development of the software products. During the six months ended March 31, 2005 we capitalized approximately $77,000 of research and development costs relating to IceMAIL, IcePortal and CMS software products; and

      o General and administrative expense. Our general and administrative expense consists primarily of personnel costs, rent, legal, accounting, human resources, telecommunications, office supplies and other costs related to our corporate governance and compliance with the reporting requirements of publicly held companies. For the six months ended March 31, 2005, general and administrative expenses were $944,589 as compared to $800,133 for the comparative period in 2004, an increase of $144,456 or approximately 18.1%. This increase in general and administrative expenses reflects increases in personnel costs and other operating expenses incurred in the period. We anticipate that general and administrative expenses will continue to increase during the balance of fiscal 2005 in connection with the growth of our company.

Interest Expense

      Interest expense consists primarily of the amounts accrued on our revolving credit line with Comerica Bank, the notes payable to our CEO, Mr. John
R. Signorello, and Mr. James Bond, an employee, as well as a note to an unaffiliated third party as described elsewhere herein. For the six months ended March 31, 2005 interest expense was $30,937 as compared to $21,952 the comparative period in 2004. We anticipate that interest expense will decline in the fourth quarter of fiscal 2005 as a result of the conversion to equity of the notes held by Messrs. Signorello and Bond during the third quarter of fiscal 2005.

FISCAL YEAR ENDED SEPTEMBER 30, 2004 AS COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2003

      The following table provides an overview of the our certain key factors of our result of operations for the fiscal year ended September 30, 2004 as compared to the fiscal year ended September 30, 2003:

                                  Fiscal Year Ended
                                    September 30,
                                    -------------              $           %
                                 2004           2003         Change      Change
                                 ----           ----       ---------     ------

Revenues ..................  $ 6,662,652    $ 1,681,505    $ 4,981,147   + 296%
Marketing and selling .....      125,414         20,104        105,310   + 524%
Research and development ..      580,053              0        580,053   + 100%
General and administrative
   expenses ...............    1,947,392        560,245      1,387,147   + 248%
Total operating expenses ..    2,708,175        675,591      2,032,584   + 301%
Operating (loss) ..........   (1,061,017)      (258,424)       802,593   + 311%
Net (loss) ................  $(1,087,008)   $  (105,844)   $   981,164   + 927%

Other key indicators:
                                              Fiscal     Fiscal
                                               2004       2003       % of change
                                              ------     ------      -----------

Cost of sales as a percentage of revenues .    75.3%      75.2%        + 0.1%
Gross profit margin .......................    24.7%      24.8%        + 0.1%
General and administrative expenses as a
   percentage of revenues .................    29.2%      33.3%        - 4.1%
Total operating expenses as a
   percentage of revenues .................    40.7%      40.2%        + 0.5%

Revenues

      For the year ended September 30, 2004, we reported revenues of $6,662,652 as compared to revenues of $1,681,505 for the prior year ended September 30, 2003, an increase of approximately 296%. The primary reason for the increases in our revenues is the integration of the subsidiaries acquired over the last 18 months.

Cost Of Sales

      For the year ended September 30, 2004, cost of sales was $5,015,494, or approximately 75.3% of revenues, compared to $1,264,338, or approximately 75.2% of revenues, for the prior year ended September 30, 2003.

Total Operating Expenses

      Our total operating expenses increased approximately 301% for the year ended September 30, 2004 as compared to the year ended September 30, 2003. These increases include:

      Marketing and Selling. For the year ended September 30, 2004, marketing and selling costs were $125,414 as compared to $20,104 for the year ended September 30, 2003, an increase of $105,310 or approximately 524%. These increases were the result of additional marketing personnel, trade show events, online web marketing, advertising and print advertising during fiscal 2004.

      Research and development. Our research and development expense consists primarily of personnel costs related to the development of the software products. For the year ended September 30, 2004, research and development expenses were $580,053 as compared to $0 for the year ended September 30, 2003. The research and development expenses in fiscal 2004 are related to efforts to further develop and enhance certain software products acquired by us during this fiscal year.

      General and administrative expense. For the year ended September 30, 2004, general and administrative expenses were $1,947,392 as compared to $560,245 for the year ended September 30, 2003, an increase of $1,387,147 or approximately 248%. These increased general and administrative expenses reflect increases in personnel costs and other fixed expenses resulting from acquisitions made by us during fiscal 2004. Like many companies that grow through mergers and acquisition, we have recently experienced attrition in our technical consulting division. This attrition has not presently impacted client delivery as there is skill set overlap in many areas. As we continue to implement our business strategies, we expect general and administrative expenses to potentially decrease as a percentage of sales due to the process efficiencies we have already put in place. At this time, we do not anticipate any significant changes in the number of employees through hiring or firing practices, however, any additional acquisitions could result in increased general and administrative expenses.

Depreciation Expense

      Depreciation expense is provided by use of the straight-line method over the estimated useful lives of the assets. The property and equipment are stated at cost. For the year ended September 30, 2004, depreciation expense was $52,716 as compared to $95,242 for the year ended September 30, 2003. The decrease of approximately 44.7% is primarily due to the fact that the majority of the assets have already been fully depreciated.

Interest Expense

      Interest expense consists primarily of the amounts accrued on the notes payable to John R. Signorello, our CEO, and a third party stockholder as described in Note 5 of the Notes to Consolidated Financial Statements and the interest paid to Comerica Bank on the line of credit as described in Note 6 of the Notes to Consolidated Financial Statements, appearing elsewhere herein. For the year ended September 30, 2004, interest expense was $60,879 as compared to $30,736 for the year ended September 30, 2003, and includes the effect of the Comerica Bank line of credit established in July 2004.

Income Taxes

      Because we incurred net operating losses in the years ended September 30, 2004 and 2003, we paid no federal, state or foreign income taxes in those periods. We have also not recognized any tax benefits for the related tax operating loss carry forwards and may not until we conclude that such benefits will be utilized.

      Overall, our loss was $(1,087,008) or $(0.22) per share for the fiscal year ended September 30, 2004 compared to $(105,844) or $(0.03) for the year ended September 30, 2003. The increased loss per share in 2004 is due primarily to the increased expenses due to the acquisitions that occurred during the year, which include costs for research and development of the software products acquired.

LIQUIDITY AND CAPITAL RESOURCES

      Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected balance sheet comparisons between March 31, 2005 (unaudited) and September 30, 2004:

                                                                               $ of             % of
                                  March 31, 2005    September 30, 2004        Change           Change
                                  --------------    ------------------        ------           ------
Working capital (deficit) .        $   352,901         $(1,048,557)        $ 1,401,458         +  134%

Cash ......................        $ 1,025,112         $   178,781         $   846,331         +  473%
Accounts receivable, net ..        $ 1,026,626         $ 1,062,707         $   (36,081)        -  0.3%
Total current assets ......        $ 2,086,490         $ 1,241,488         $   845,002         + 69.1%
Property and equipment, net        $   144,260         $    86,251         $    58,009         + 67.3%
Total assets ..............        $ 4,249,919         $ 3,156,908         $ 1,093,011         + 34.6%

Accounts payable ..........        $ 1,087,582         $ 1,233,708         $  (146,126)        - 11.8%
Accrued expenses ..........        $   177,288         $   152,577         $    24,711         + 16.2%
Deferred revenue ..........        $     7,450         $    19,030         $    11,580         - 60.1%
Total current liabilities .        $ 1,733,589         $ 2,291,045         $   557,456         - 24.3%
Total liabilities .........        $ 2,150,228         $ 2,291,045         $   140,817         -  6.1%

Accumulated (deficit) .....        $(3,979,119)        $(3,648,940)        $   330,179         +  9.0%
Stockholders' equity ......        $ 2,099,691         $   865,863         $ 1,233,828         +  142%

      Net cash used in operations was $(409,284) for the six months ended March 31, 2005, as compared to net cash used in operations of $(177,853) for the six months ended March 31, 2004. For the six months ended March 31, 2005, we used cash to fund our net loss of

$(330,406) offset by non-cash items such as depreciation and amortization expense of $37,960 and to reduce accounts payable.

      Net cash used in investing activities, which includes the purchase of property and equipment, for the six months ended March 31, 2005 was $(75,969) as compared to $(66,679) for the comparative period in 2004. Net cash provided by financing activities for the six months ended March 31, 2005 was $1,331,584 as compared to $379,762 for the comparative period in 2004.

      At March 31, 2005 we had an accumulated deficit of $(3,979,119) and the report from our independent registered public accounting firm on our audited financial statements at September 30, 2004 contained an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our net losses and cash used in operations. We have not reported net income in any period before the three months ended March 31, 2005 during which we had net income of $56,219. There are no assurances that we will report net income in any future periods.

      Historically, our revenues have not been sufficient to fund our operations and we have relied on capital provided through the sale of equity securities, a bank line of credit and loans from related parties. At March 31, 2005 we owe $461,269 under our line of credit with Comerica Bank and we do not have any ability to borrow any additional sums under this credit facility. While we do not have any working capital commitments, we do not presently have any external sources of working capital. Our working capital needs in future periods primarily on the rate at which we can increase our revenues while controlling our expenses and decreasing the use of cash to fund operations. Additional capital may be needed to fund acquisitions of additional companies or assets, although we are not a party to any pending agreements at this time and, accordingly, cannot estimate the amount of capital which may be necessary, if any, for acquisitions.

      As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. As discussed elsewhere herein, the terms under which we can sell additional equity securities, including convertible securities, is significantly limited by the terms of our agreement with Barron Partners. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of IceWEB held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. Our ability to continue our existing operations and to continue growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues and maintain profitable operations in the future. If we are unable to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

CRITICAL ACCOUNTING POLICIES

      Financial Reporting Release No. 60, which was released by the U.S. Securities and Exchange Commission, encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

      Revenue Recognition - revenues are recognized at the time of shipment of the respective products and/or services. Our company includes shipping and handling fees billed to customers as revenues. Costs of sales include outbound freight. Licenses and software are billed as services are rendered on a biweekly schedule.

      Use of Estimates - Management's Discussion and Analysis or Plan of Operations is based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and the carrying value of inventories and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

             CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Daszkal Bolton LLP, Certified Public Accountants, by letter dated February 17, 2004, was dismissed as our independent registered public accounting firm for the reasons specified below. Daszkal Bolton had been the independent registered public accounting firm for, and audited the financial statements of, our company for the fiscal years ended September 30, 2003 and 2002.

      The reports of Daszkal Bolton on our financial statements for the past two fiscal years prior to the dismissal contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the reports expressed that the financial statements were prepared assuming that we would continue as a going concern. This qualification was attributable to the circumstance that we had suffered recurring losses from operations and had a net capital deficiency. Our Board of Directors unanimously approved the dismissal of Daszkal Bolton.

      In connection with the audits for the two most recent fiscal years and in connection with Daszkal Bolton's review of the subsequent interim period preceding dismissal, there have been no disagreements between our company and Daszkal Bolton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Daszkal Bolton to make a reference thereto in its report on our financial statements for those periods. During the two most recent fiscal years and prior to the date hereof, we had no reportable events (as defined in Item 304
(a)(1)(v) of Regulation S-K).

      We engaged Sherb & Co., LLP as our new independent registered public accounting firm as of February 13, 2004, as our Board of Directors determined that it would be more cost effective and efficient using the services of Sherb & Co. Prior to such date, we did not consult with Sherb & Co. regarding the application of accounting principles, or the type of audit opinion that might be rendered by Sherb & Co.

                                  OUR BUSINESS
OVERVIEW

      We are a diversified technology company headquartered in Herndon, Virginia, which was founded in 2000 and became public in 2002 through a reverse merger. While our business plan has been in evolution since that time, our focus has consistently remained on enabling governmental organizations and small to medium size businesses to independently manage, create, publish and deliver content easily and affordably. Our products and services are used by organizations in both the public and private sectors with large, dispersed audiences of customers, employees, or other trading or strategic partners. Through internal software development and a series of acquisitions, we have developed a suite of robust, scalable content creation, management, publication and delivery tools that can be implemented on any website, as well as e-learning content and customized e-learning portals. Our goal is to make this technology available and affordable and to open up the world of independent web management and publishing to any organization. Complementing these products is our hosted e-mail solution, IceMAIL. We also offer consulting and product support services on a project-by-project basis. In addition to our proprietary software and professional services, we also market an array of information technology services and third party computer hardware and software.

      Our solutions are centered on knowledge based support, enabling customers to increase organizational efficiency by converging knowledge based information with easy to manage websites and e-learning portals. Going forward, we intend to leverage our expertise in content management, creation and delivery, and our e-learning portal framework, to develop a Smart Enterprise Suite ("SES") that extends beyond digital content to include dynamic human intelligence for greater information sharing and organizational efficiency across the extended enterprise. According to the Gartner Group, an SES "covers enterprise needs for content management, knowledge management and collaboration, and supports the extended virtual workplace - inside and between enterprises. The SES combines the functionality of portal, collaborative and content management technologies, and delivers these in an integrated suite; provides a broad foundation to support knowledge or information work within an enterprise, or between groups in different enterprises, and may be considered the platform for knowledge management; and focuses on support for unstructured work processes, but through portal-based integration with business applications can provide a comprehensive digital or electronic workplace." Our objective is to provide an affordable SES solution for governmental, association and small to medium size business customers.

OUR PRODUCTS AND SERVICES

      Our products and services are designed to provide customers with a comprehensive view of their core business, promote better cross pollination of strategies and objectives between development, sales, marketing and service organizations, and guide strategic planning efforts to meet key corporate objectives of profitability and growth. These products form the basis of our emerging SES. The two key components currently consist of:

      ICEWEB VISTA

      This is a powerful tool for efficient website management, built upon open source architecture (.Net) that allows users to quickly, easily and affordably update their Web content and site structure. With IceWEB Vista, users can manage, update, control and publish new content for Web sites anytime and anyplace. Among the many advantages of IceWEB Vista is the ability to easily, quickly and affordably deploy Web content as well as to control who can edit, access and view content. IceWEB Vista eliminates the costs and constraints of utilizing "third party" vendors for website management. With IceWEB Vista organizations can reduce the cost of managing records and documents, and extend the access and power of information to members, customers, or other site users, while maintaining data security. IceWEB Vista empowers users with advanced membership and profile management, a revamped HTML publisher, and more advanced workflow and versioning capabilities. In addition, our mailing list management tool enhances the ability of users to stay in contact with clients or members. IceWEB Vista's single sign-on support enables users to easily access records and documents through a customized interface.

      We released the IceWEB Vista portal software solution during the third quarter of fiscal 2005. We believe that IceWEB Vista is a major step forward in terms of usability by eliminating several complexities that existed in previous versions of the product. IceWEB Vista unified our earlier offering, IceWEB CMS, and a number of new application modules including HTML Publishing Tool, News Content Management, Advanced Mailing List Manger and Custom Forms Creator to provide one product from the end user's perspective. We believe IceWEB Vista provides the end user with powerful tools to manage not only text but also rich media in a "what you see is what you get" or WYSIWYG environment. IceWEB Vista also provides comprehensive and enterprise wide portal deployment features in a single turnkey solution.

      ICEMAIL

      In the fourth quarter of fiscal 2005 we intend to launch IceMAIL, a packaged service that provides a network-hosted groupware, email, calendaring, and collaboration solution utilizing Microsoft Exchange 2003, the most widely used enterprise system available. Customers will be able to leverage the full capabilities of Microsoft Exchange 2003 and Outlook without the initial implementation and maintenance costs associated with such an advanced system. In addition to providing hosted Exchange services, IceMAIL will have a substantial focus on providing wireless PDA/Smart Phone synchronization services that enable our customers to have everything in Outlook/Exchange available while traveling away from their office. IceWEB will be a single-source provider of wireless PDA/Smart Phones, GoodLink or Blackberry software, and the cellular carrier services through reseller arrangements with those companies.

      IceWEB will leverage existing technologies from several software and hardware manufacturers and combine them with customized software systems to make ordering and using our Internet hosted applications easy and quick. Most of the solutions we will offer are somewhat common place for large organizations, but cost prohibitive for small and medium sized businesses to manage much less procure the initial technology. We will seek to leverage our expertise in large-scale enterprise systems to build our service offerings that will share these systems across numerous small to medium-sized business customers. We believe that this scale of economy will allow us to offer our services to small to medium-sized business customers at a fraction of the cost would pay if an individual small to medium-sized business customer were to deploy it themselves.

      IceMAIL is based on the advanced Microsoft Exchange 2003 platform which provides industry-leading features such as calendars, group scheduling, contact management, task management, notes, and shareable public folders. Using the latest in network hosting, wireless, and Internet technologies, IceMAIL will be accessible from anywhere on the Internet via Microsoft Outlook 2003 or a web-browser. For the true "road warrior", we will also offer wireless handheld PDA access using a Handspring Treo, RIM Blackberry, Windows PocketPC, or Smart Phone devices.

      LEARNINGSTREAM.COM

      LearningStream.com is an online business education portal that offers pay-per-view online classes to mid-level managers seeking to update their management and project skills. Additionally, LearningStream.com has a user interface that enables experts and instructional designers to create and publish courses online. The courses have to pass scrutiny and upon acceptance by LearningStream.com staff will be published to the site. We provide the hosting and streaming and shares in the revenue generated by the content providers. Business professionals can choose among many different subjects such as making presentations, managing people and learning software applications from training developers such as Fred Pryor Seminars, CareerTrack and Evelyn Woods.

      CUSTOM SMART ENTERPRISE SOLUTIONS

      Through the acquisition of assets of DevElements in May 2004, we increased our capabilities to provide a custom smart enterprise solution, as DevElements has experience developing and deploying complex web-based business solutions in over 27 languages, primarily for Fortune 1000 businesses with offices in multiple countries. By leveraging the core competencies acquired by us through DevElements, we can assist organizations with:

   - Custom Application/Software Development: full, life-cycle web development of applications that improve everyday business tasks & processes.
   - Portal Integration: deploying, customizing and maintaining portal frameworks, including custom development of applications to assist with single sign-on authentication and extending the framework to meet multiple language needs.
   - Collaboration: integration of today's hottest collaboration packages, from embedded awareness in applications to custom "Webinar" reservation management tools.
   - Extension of Legacy Systems: extension of well-documented and developed legacy systems to the web for either secured or public access.

STORAGE AND DISTRIBUTION

      We offer a competitive level of data security, backup and disaster recovery in order to ensure the integrity of our clients' data. We have redundant production services, a three-tier development cycle, tape backups and redundant connectivity.

CONSULTING SERVICES

      Our consulting staff has years of experience in providing custom, rich media solutions. Our consulting services include personalized project management, multimedia development, synchronization of media assets, application design and development, software integration, instructional design, graphic design, foreign language translations and delivery methods

SUPPORT AND MAINTENANCE SERVICES

      We provide engineering and technical support to both government and commercial organizations. These services include everything from security and network analysis to full network technology refreshment and deployment. We also provide support and maintenance to ensure that its solutions are deployed correctly and continue to operate efficiently into the future.

THIRD PARTY HARDWARE

      Through open market sales in the private sector and primarily through United States General Services Administration (GSA) Schedule sales to the federal government under GSA Schedules held by certain of our subsidiaries, we sell a broad array of hardware, including large uninterruptible power supplies and other power equipment through our Integrated Power Solutions, Inc. subsidiary.

TECHNOLOGY

      We currently have 20 engineers on staff with expertise in Microsoft.NET, IBM Domino and Java technologies. In addition, we have developed relationships with Sun Microsystems, RSA Security, Cisco Systems, SonicWall, Good Technologies and SurfControl Incorporated, enabling enhanced product and service solutions that combine the expertise of our engineering staff with the product offerings of some of the leaders in the technology space. This is significant for our growing customer base in the integration and customized software and services sector of our business.

      Our software is designed for Microsoft's Windows Operating Systems and applications that use Microsoft's SQL 7 database software. The majority of our applications are based on client-server technology. The authoring and content management application software has been developed using a combination of C++, ColdFusion, Javascript, ASP, VBscript, Java and Flash. Since a majority of the processing is done on the server, clients only need a browser to author and manage their web content.

      We surmounted a significant product development challenge by leveraging the capabilities of the Microsoft.NET development environment and integrating many of the disparate technologies driving our core software platforms. All of our products utilize their original technology in one form or another. By leveraging the code of existing products, we have been able to decrease product development costs, shorten time to market and realize revenues from new products quickly. This has also provided a significant advantage to our customers, enhancing the stability of new software versions and new product offerings and reducing the effort required to upgrade or deploy our software.

SALES AND MARKETING

      We sell our products and services through our direct sales force, online and through strategic and channel partners. Our direct sales process typically includes a demonstration of our product capabilities followed by one or more detailed technical reviews. Our employees utilize our software to generate leads, sales, demos and references. Our websites all run on IceWEB CMS, and our training resides on our intranet education portal.

      Our online sales strategy includes generating leads through search engine optimization as well as through pay-per-click venues such as Overture, Google and KnowledgeStorm. Going forward, we intend to market online to web forums, chat rooms and user groups, critical components to "buzz" marketing. Before the end of fiscal 2005 we plan to offer certain of our low end products as "freeware" to gain early adoption in the marketplace. Our training classes are also being used as loss leaders to open doors to large government and commercial customers. During fiscal 2005 we expect to implement a variety of other online marketing initiatives as well, including event bulletin boards and expert discussions, online surveys and questionnaires to gather valuable feedback and encourage customer communications, focused user groups, referral programs, membership communities and services that revolve around our offerings, and the development and support of customer evangelists that promote, and are promoted by, our products.

      Our indirect sales channel strategy is to form additional relationships with systems integrators, value-added resellers and original equipment manufacturers to resell our products and services. We also plan to generate leads from a variety of other sources, such as businesses seeking partners to develop Web-based applications. Because our products are relatively inexpensive, easy to understand, sell and use, they lend themselves to distribution by third parties such as audio/video production companies, business centers and hosting/delivery vendors.

      We complement our sales initiatives with a variety of marketing programs to build market awareness of our brand name and products, and to attract potential customers. These marketing programs include market research, product and strategy updates with customers and industry analysts, public relations activities, radio and print advertising, direct marketing and relationship marketing programs, webinars, seminars, trade shows and speaking engagements. Our marketing organization also produces marketing materials in support of prospective sales to new customers, including brochures, data sheets, white papers, presentations and demonstrations.

RESEARCH AND DEVELOPMENT

      In addition to our focus on subscription-based "software as a service" offerings, we are engaged in a comprehensive research and development plan to integrate our portal and email/collaboration offerings into the next generation of online applications. This next generation of online hosted application services will focus on integrating "traditional email" and portal systems into an integrated Smart Enterprise Suite with both applications running on both Internet/Intranet as well as synchronized wireless/PDA systems. We anticipate that we will launch these product before the end of fiscal 2005. For the fiscal years ended September 30, 2004 and 2003 we spent $580,053 and $0, respectively, on research and development.

INTELLECTUAL PROPERTY

      Our success depends in part on our ability to protect our intellectual property. The source codes, object codes, and documentation related to our products are all proprietary to us and as to which copyright in favor of our company arose from the date of creation of the products or the date on which the products were assigned to us, whichever is later. We also rely on common law rights to our trademark and service mark "IceWEB" in both block letters and stylized form. To protect our proprietary rights, we rely generally on copyright and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our intellectual property.

      It is also possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology that we rely upon to conduct our business.

      In the future we may pursue copyright protection of our source codes, object codes and documentation as well as the registration of certain of our trademarks and service marks in the United States. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our content. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

COMPETITION

      Our competitors include portal vendors, application service providers, software vendors, systems integrators and information technology consulting service providers who offer some or all of the same products as we do to the small to medium sized business and government markets. Our competitors, particularly for larger customers within our target markets, include Plumtree, Vignette, Hummingbird, Websphere, Oracle, SAP and Microsoft's content management system. Our competitive strategy is to undercut the pricing model of our competitors while delivering a higher value to customers and building brand name recognition for our company and our products. We face significant competition from these and other companies, most of which have greater brand recognition, are better capitalized than us and can obtain financing on more favorable terms. We may never be able to successfully compete in our target market.

      In addition, there are relatively low barriers to entry into our business. We do not believe our proprietary technology would preclude or inhibit competitors from entering our markets. We anticipate that new entrants will try to develop competing products and services as well as new forums for conducting eCommerce that could be deemed competitors. We believe we may be able to compete successfully by relying on our established infrastructure, marketing strategies, systems and procedures, by continuing to add additional products and services in the future, by periodically revising our methods of doing business and by continuing its expansion into international markets where we believe there is an overall lower level of competition.

COMERICA BANK CREDIT LINE

      In July 2004, we entered into a Loan and Security Agreement with Comerica Bank related to a $500,000 revolving line of credit. Under the terms of this agreement, we may request advances not to exceed the lesser of $500,000 or 80% of certain of our eligible accounts receivable, less any amounts which may be outstanding under letters of credit we have requested be issued against the credit line. Interest on the credit line is prime plus 1%. As collateral we granted Comerica Bank a security interest in our assets, including intellectual property, any letters of credit we may be the beneficiary of, and all promissory notes, securities, documents of title and chattel paper we own from time to time. At the time we entered into the Loan and Security Agreement we issued Comerica Bank a warrant to purchase 5,000 shares of our common stock at an exercise price of $2.00 per share. The terms of this warrant are described later in this prospectus under "Description of Securities" beginning on page 40.

      Under the terms of the Loan and Security Agreement, we were required to maintain certain financial ratios as well as a minimum tangible net worth of not less than $190,000 through January 30, 2005. On November 18, 2004, we entered into a Forbearance Agreement with Comerica Bank under which we acknowledged certain events of default had occurred under the Loan and Security Agreement as a result of our failure to maintain the financial ratios and minimum tangible net worth. The lender agreed to delay enforcing its rights under the Loan and Security Agreement through February 28, 2005 providing that no additional events of default occurred. We made all payments on a timely basis and paid certain additional fees totaling $2,350. Under the terms of the Forbearance Agreement, the Loan and Security Agreement was also amended to include a provision that a lock-box account was established into which all funds we receive from any source are deposited. Subsequent to entering into the Forbearance Agreement, we have failed to meet certain financial covenants related to our minimum tangible net worth; however, the bank is not presently seeking to declare a subsequent default or otherwise enforce any of its rights under the loan agreement. We believe that we will regain compliance with this financial covenant during the third quarter of fiscal 2005.

EMPLOYEES

      As of May 31, 2005, we employed a total of 47 employees, all of whom work full time. We are not a party to any collective bargaining agreements with any unions, and we believe that the overall relations with our employees are satisfactory.

PROPERTY

      We sublease approximately 12,000 square feet of office space, which serves as our principal offices under the terms of an agreement that ends on December 31, 2005 with a present monthly base rental of approximately $17,900. We presently anticipate that we will relocate our principal offices to an alternative space in Northern Virginia upon the expiration of this lease. We do not believe we will have any difficulty locating suitable office space at a comparable rent.

      We also rent 2,000 square feet of office space on a month-to-month basis at 1455 Pennsylvania Avenue, NW, Washington D.C. at a monthly cost of $2,100.

LEGAL PROCEEDINGS

      We are a party to a pending lawsuit in the Circuit Court for the City of Alexandria, Virginia, styled Liebhaber vs. IceWEB, Inc., et al., at Law No. CL05001142 which was filed in March 2005. The plaintiff was formerly an employee of iPlicity, Inc., the assets of which were purchased by us in October 2003. This asset purchase was the result of a previously planned merger that was cancelled because of inaccuracies in certain representations and certifications of iPlicity. The plaintiff claims entitlement to certain monies in reliance on the aborted merger. The plaintiff is seeking $49,500 plus accrued interest and penalties from the September 17, 2003, the fair value of 2,375 shares of iPlicity common stock on September 17, 2003, plus interest less the value on November 5, 2003 of 14,827 shares of our common stock, the conversion of those shares into cash, plus attorney's fees and court costs. This litigation is currently in advanced stages of settlement negotiations. If the lawsuit is not settled, we believe that we have substantial defenses and if the matter should settle, we believe that the amount of the settlement will not be material to our company.

OUR HISTORY

      We were originally formed under the laws of the State of Delaware in February 1969. For many years, we were a wholesaler of custom one, two, three and four-color processed commercial printing, as well as disposable and durable office equipment including stock paper, fax paper, fax and copy machines, computers, file cabinets and safes. We conducted our business throughout the United States of America and Puerto Rico from our headquarters in New York.

      In March 1999, we changed the focus of our business and closed a transaction by which we acquired 100% of the outstanding capital stock of North Orlando Sports Promotions, Inc., a privately held Florida corporation. From 1999 until July 2001, we operated a variety of Internet-related services, however, we were unable to generate positive cash flow from these Internet-related businesses.

      In May 2001, we executed an Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I., Inc. Under the terms of the agreement, we acquired 100% of the issued and outstanding stock of Disease S.I., Inc. in exchange for 750,000 shares of our common stock. The transaction was accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of Disease S.I., Inc., pursuant to which Disease S.I., Inc. was treated as the continuing entity. Disease S.I., Inc. was a developmental stage biopharmaceutical clinical diagnostics company planning to employ a broad array of technologies to detect, identify and quantify substances in blood or other bodily fluids and tissues. It intended to derive revenues from patent sub-licensing fees, royalties from pharmaceutical sales, appropriate milestone payments and research and development contracts.

      Following completion of the acquisition of Disease S.I., Inc., it became apparent to us that it would be in our best long-term interest that the Internet operations be conducted apart from the biopharmaceutical clinical diagnostics operations. On July 24, 2001, we sold a former officer and director 100% of our subsidiary North Orlando Sports Promotions, Inc., in exchange for the assumption of all liabilities related to North Orlando Sports Promotions, Inc. and its operations estimated at approximately $112,000, and which included the forgiveness of $91,500 in accrued compensation. Included in the sale along with the capital stock of North Orlando Sports Promotions, Inc. were fixed assets, rights to several domain names and various contractual rights and obligations.

      On November 27, 2001, we acquired 9,050,833 shares of the common stock of Healthspan Sciences, Inc., a privately held California corporation in exchange for 5,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. This agreement was rescinded on March 21, 2002. Pursuant to the rescission, Healthspan Sciences, Inc. returned all 5,000 shares of our common stock issued in the exchange and we returned all 9,050,833 shares of Healthspan Sciences, Inc. we had received.

      On March 21, 2002, we executed an Agreement and Plan of Merger with IceWEB Communications, Inc., a Delaware corporation and its stockholders. Founded in 2000, IceWEB Communications, Inc. enabled interactive communications and education on the web. In June 2001, it had acquired the assets in bankruptcy of Learning Stream, Inc., a provider of streaming services. Pursuant to the agreement, each of the 22,720,500 shares of common stock of IceWEB Communications, Inc. issued and outstanding immediately prior to the merger were converted into the right to receive 0.13375 shares of our common stock, for an aggregate of 303,888 shares of common stock. Each of the warrants to purchase an aggregate of 680,125 shares of IceWEB Communications, Inc. common stock issued and outstanding immediately prior to the merger were converted into the right to receive one warrant to purchase 0.13375 shares of our common stock upon exercise of said warrant.

      In June 2003, we acquired 100% of the capital stock of Interlan Communications, Inc., a privately held corporation, in exchange for 25,000 shares of our common stock. In June 2003, we also acquired 100% of the capital stock of Seven Corporation in exchange for 37,500 shares of our common stock and cash consideration of $123,000.

      In October 2003, we acquired 19% of the capital stock of Iplicity, Inc. of Virginia, together with substantially all of its assets including software licenses, source code, potential patents and trademarks for a combined stock and cash value of approximately $632,000 which included the issuance of 191,381 shares of our common stock and cash consideration of $65,500.

      In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. As consideration for the purchase of the assets, we paid DevElements $100,000 and agreed to the assumption of liabilities up to an aggregate of $150,000. In exchange for the 19% interest in DevElements, we issued to the shareholders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. We issued to the stockholders options to purchase 6,250 shares, which were contingently exercisable upon the satisfaction of certain performance criteria. The performance criteria, which required contracts, task orders and other work assignments involving billing of at least $840,000 during the six-month period ending November 13, 2004, was not met and the options were cancelled.

      On October 18, 2004, we entered into a non-binding letter of intent to acquire 100% of the issued and outstanding stock of Plan Graphics, Inc. The transaction was subject to approval by the Plan Graphics, Inc. shareholders, and certain terms and conditions , including terms and conditions which are customary to this type of transaction. On April 29, 2005 the letter of intent expired with a definitive agreement having been executed or all conditions precedent to the closing having been completed.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Name                   Age                  Positions
         ----                   ---                  ---------

John R. Signorello              39          Chairman and Chief Executive Officer
G. Anthony Munno                43          President
Harold F. Compton (1)           57          Director
Raymond Pirtle (2)              64          Director
Joseph L. Druzak (1)            53          Director

(1)   Member of the Compensation Committee
(2)   Member of the Audit Committee

      John R. Signorello. Mr. Signorello has served as Chairman of the Board and CEO since March 2000. From 1991 until September 1997, Mr. Signorello served as the Chief Executive Officer of STMS -"Solutions That Make Sense" - a private technology company he founded that specialized in computer networks, systems integration and information technology. In 1996, STMS was ranked the 17th fastest growing technology company in America by The National Technology Council's "The Fast Five Hundred". In September 1997, the company was acquired by Steelcloud (Nasdaq: SCLD), and Mr. Signorello remained as Vice President of Sales and Marketing until November 1998. From 1998 through 2000, Mr. Signorello served as a Director for a publicly traded Internet Venture Fund. Mr. Signorello is an accomplished musician, and serves as a principal in New York City Lights Entertainment. Mr. Signorello received a B.B.A. in Marketing from Radford University in 1989.

      G. Anthony Munno. Mr. Munno has served as our President since October 2004. From August 2003 until being elected President, Mr. Munno served as Vice President of Sales and Marketing. Mr. Munno was the founder, President and CEO of Interlan Communications, Inc. a privately held Virginia based data networking and network security company which we acquired in June 2003. From March 1990 to August 1995 Mr. Munno was a Director of Sales for Microcom Incorporated, a publicly traded manufacturer of modems and other wide area networking products. From October 1988 to March 1990, Mr. Munno held the position of Major Business Opportunities, Manager of Systems, and Tests for Government Technology Services Inc. (GTSI), a publicly traded systems provider to government and education. From January 1987 to October 1988, Mr. Munno was employed as a Product Specialist for SMS Data Products Group of Virginia. Prior to starting his civilian career, Mr. Munno was a member of the US Army for seven years where he was awarded the Meritorious Service Medal twice while a member of the US Army Signal Corps. Mr. Munno attended the City College of Chicago.

      Harold F. Compton. Mr. Compton has been a member of our Board of Directors since May 2005. Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Since 1998 Mr. Compton has been a member of the Board of Directors of Linens `N Things, Inc., and is a member of its Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors of that company.

      Raymond Pirtle, Jr. Mr. Pirtle has been a member of our Board of Directors since June 2005. Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research From 1966 until 1989 he was employed by J.C. Bradford & Co., a large regional investment banking and brokerage, departing as a general partner. From 1989 until 2001 he was a Director and co-head of institutional sales of Equitable Securities Corp., a banking and institutional brokerage firm later known as SunTrust Equitable. In 2001 he was one of the founding partners of Avondale Partners, LLC, an institutional equity research and investment banking firm focusing on small companies generally with a market cap in the range of $200 million to $2 billion. Mr. Pirtle presently serves as a member of Avondale Partners' Advisory Board Committee. In March 2005 Mr. Pirtle founded Clairidge Company, LLC., a consulting firm that represents micro-cap to small-cap companies with a public equity valuation under $200 million or larger companies that are seeking to attract broad attention from institutional portfolio managers, research analysts or investment bankers. Since 1985 Mr. Pirtle has been serving on the board of both public and private companies. He currently serves on the board of Premier Global Services, Inc. (NYSE: PGI), a provider of business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents, and eNucleus, Inc. (OTCBB: ENUI), a provider of supply chain software applications.

      Joseph L. Druzak. Mr. Druzak has been a member of our Board of Directors since June 2005. After first joining the company more than 20 years ago, since 1985 Mr. Druzak has served President and CEO of Kreher Steel Company, LLC., a large, privately-held specialty steel distribution company serving such diverse markets as automotive, rail, construction, oil and gas, aerospace and defense.

      There are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of stockholders and hold office for one year or until his or her successor is elected and qualified.

KEY EMPLOYEES

      John Younts. Mr. Younts, 38, has served as Vice President Integrated Power Solutions since August 2003. His responsibilities include promotion and local support of mission critical computer room equipment as a manufacturer's representative to local companies with computers, as well as offering maintenance agreements for legacy and new customers. Mr. Younts has 17 years of experience in hardware support equipment business. From 1988 until 2003 Mr. Younts was a Senior Sales Associates with Lee Associates, a provider of infrastructure products and solutions. He was responsible for a nationwide roll out requiring mission critical support equipment for customers including Nextel and Qwest. He was also responsible for building long lasting relationships with his customers as well as the vendors. Mr. Younts' primary focus was on the design, sale and implementation of these critical support systems for MEP firms, end users, electric and general contractors in the Mid-Atlantic Region. Mr. Younts holds a Bachelor degree from Radford University.

      James M. Bond. Mr. Bond, 34, has served as our Vice President of Program Services since June 2003. His responsibilities include management of our consulting services practice which is focused on network infrastructure and enterprises messaging services. Mr. Bond is also responsible for developing new services and product offerings. From August 2000 until our acquisition of the company in June 2003, Mr. Bond was President of The Seven Corporation, which is now our consulting services division. Mr. Bond has over 15 years of information technology design and implementation experience. He has been the architect of and has implemented solutions for medium and large corporate and government organizations with some multi-year projects exceeding $50M. Mr. Bond served as Vice President with Steelcloud from 1997 until 2000 where he ran the Professional Services division with over 50 consulting engineers and revenues exceeding $15M annually. Mr. Bond's earlier work experience includes senior engineering, architecture/design, and project management responsibilities with companies such as Electronic Data Systems (EDS) and Computer Sciences Corporation (CSC). Mr. Bond holds a Bachelor degree from the University of Maryland in Computer Science and is currently pursuing a Master's Degree. He has been a certified engineer for products and companies including Microsoft, Novell, 3Com, NetFRAME, Tricord, and currently serves on the Microsoft Architect's Council for the Mid-Atlantic region.

      Andrea T. Williams, Ph.D. Dr. Williams, 51, has been our Vice President of E-Learning since February 2002. Dr. Williams is responsible for implementing our marketing strategy for state and local agencies, educational institutions, and select target accounts. Prior to joining our company from February 1998 to February 2002 Dr. Williams was Associate Vice President of Internet Client Development at Lightspan, Inc., a leading provider of curriculum-based instructional and assessment resources that include software, print materials, professional development and Internet products and services. While at Lightspan, Inc. Dr Williams was responsible for Internet marketing and new business development. Dr. Williams helped launch and complete large-scale implementations of a new suite of Internet products, and re-position Lightspan's online content as a primary resource to educators throughout the US. She has held national level positions with Excel, Inc., and The Educational Management Group, a digital satellite company owned by Viacom, where educational institutions received on-demand video, audio, and software. She has designed and directed state and national training initiatives while working for state education department divisions, and has experience in learning assessment from CTB McGraw-Hill. Dr. Williams earned a Doctor of Philosophy in Education Administration at the University of Pittsburgh.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our Board of Directors has created both an Audit Committee and a Compensation Committee.

      AUDIT COMMITTEE. The Audit Committee of our Board of Directors was formed to assist the Board of Directors in fulfilling its oversight responsibilities for the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee will also prepare the report that SEC rules require be included in our annual proxy statement. The Audit Committee has adopted a charter which sets forth the parameters of its authority. The Audit Committee Charter provides that the Audit Committee is empowered to:

      o Appoint, compensate, and oversee the work of the independent registered public accounting firm employed by our company to conduct the annual audit. This firm will report directly to the audit committee;

      o Resolve any disagreements between management and the auditor regarding financial reporting;

      o Pre-approve all auditing and permitted non-audit services performed by our external audit firm;

      o Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

      o Seek any information it requires from employees - all of whom are directed to cooperate with the committee's requests - or external parties;

      o Meet with our officers, external auditors, or outside counsel, as necessary; and

      o The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full committee at its next scheduled meeting.

      Each Audit Committee member is required to:

      o satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and

      o meet the definitions of "non-employee director" for purposes of SEC Rule 16b-3 and "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

      Each committee member is required to be financially literate and at least one member is to be designated as the "financial expert," as defined by applicable legislation and regulation. No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies. Mr. Pirtle is presently the sole member of our Audit Committee. As we expand our Board of Directors with additional independent directors the number of directors serving on the Audit Committee will also increase.

      COMPENSATION COMMITTEE. The Compensation Committee was appointed by the Board to discharge the Board's responsibilities relating to:

      o  compensation of our executives,

      o equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and

      o arrangements with executive officers relating to their employment relationships with our company, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

      The Compensation Committee charter provides that the Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of our company, as well as all equity-based compensation plans and policies. In addition, the Compensation Committee oversees, reviews and approves all of our ERISA and other employee benefit plans which we may establish from time to time. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the our proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

      Each Compensation Committee member is required to:

      o satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and

      o meet the definitions of "non-employee director" for purposes of SEC Rule 16b-3 and "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

      No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies. Messrs. Compton and Druzak are the members of our Compensation Committee. As we expand our Board of Directors with additional independent directors the number of directors serving on the Compensation Committee will also increase.

CODE OF ETHICS

      In May 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

      o  honest and ethical conduct,
      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
      o  compliance with applicable laws, rules and regulations,
      o  the prompt reporting violation of the code, and
      o  accountability for adherence to the Code.

      A copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices.

EXECUTIVE COMPENSATION

Cash Compensation

      The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000.

                                Annual Compensation                         Long-Term Compensation
                     ------------------------------------------    ----------------------------------------
                                                                   Restricted    Securities
Name and                                           Other Annual       Stock      Underlying
Principal            Fiscal    Salary     Bonus    Compensation      Awards       Options       All Other
Position              Year       ($)       ($)          ($)            ($)        SAR (#)      Compensation
------------------   ------   --------    -----    ------------    ----------    ----------    ------------
John R. Signorello    2002    $ 68,000    $ -0-       $ -0-          $ -0-         75,000          -0-
Chief Executive       2003    $  5,000    $ -0-       $ -0-          $ -0-         75,000          -0-
Officer (1)           2004    $ 80,000    $ -0-       $ -0-          $ -0-            -0-          -0-

(1) In fiscal year 2002, Mr. Signorello was granted options to purchase 75,000 shares at $1.60 per share, expiring in February 2007. In fiscal year 2003, Mr. Signorello was granted options to purchase an additional 75,000 shares at $3.20 per share, expiring in September 2008.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning individual grants of options made during fiscal 2004 to the named executive officers.

                                                  % of Total
                         Number of Shares       Options Granted      Exercise or
                        Underlying Options      to Employees in      Base Price       Expiration
                          Granted (#)             Fiscal Year          ($/Sh)            Date
------------------------------------------------------------------------------------------------
John R. Signorello               0                    n/a                n/a             n/a

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table indicates each exercise of stock options (or tandem
SARS) and freestanding SARS during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options and SARs.

                                                      Number of Securities Underlying          Value of Unexercised
                        Shares             Value        Unexercised Options/SARs at        In-the-money Options/SARs at
                        Acquired on       Realized              FY End (#)                          FY End (#)
Name                    Exercise (#)         ($)      Exercisable       Unexercisable      Exercisable    Unexercisable
----                    ------------      --------    -----------       -------------      -----------    -------------
John R. Signorello         25,000             0         109,500             40,500              0               0

STOCK OPTION PLAN

      In August 2000, our Board of Directors adopted our 2000 Management and Director Equity Incentive and Compensation Plan (the "Plan"). The Plan was approved by our stockholders in August 2001. As amended, we have reserved an aggregate of 10,000,000 shares of common stock for issuance under the Plan. At May 15, 2005 we have granted options to purchase 9,654,460 shares of our common stock under the Plan. Until such time as we have completed an initial public offering, our Board of Directors (or at their discretion a committee of our Board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan. Following our initial public offering, in the event we should ever undertake one of which there is no assurance, the Plan will be administered by a committee of our Board of Directors who will be comprised of not less than two non-employee directors. As of the date of this registration statement, we presently have no plans to proceed with such a transaction.

      The purpose of the Plan is to advance our interests and those of our stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success.

Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

      Awards may be made under the Plan in the form of Plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives ("performance shares") and shares subject to a vesting schedule based on the recipient's continued employment ("restricted shares"). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under our Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are our officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under our Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

      The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either:

      o  cash, or

      o delivery of unrestricted shares of our common stock having a fair market value on the date of delivery equal to the exercise price, or

      o surrender of shares of our common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or

      o  a combination of the foregoing methods.

      All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. At the discretion of the Board of Directors, it may approve the irrevocable transfer, without payment, of non-qualified options to the option holder's spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more such persons, or to a partnership whose partners are one or more of such persons. If an optionee's employment is terminated for any reason, other than due to his or her death, disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his or her service as a director is terminated for any reason, other than due to his or her death or disability, the Plan option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee's employment, membership on the Board of Directors or engagement as a consultant terminates by reason of the optionee's retirement, then the Plan option granted may be exercised until the earlier of 90 days following the date of termination or the expiration date. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

      At the time of the restricted share grant, the Board of Directors may determine the vesting schedule of such shares and that after vesting, such shares may be further restricted as to transferability or be subject to repurchase by us or forfeiture upon the occurrence of certain events. Awards of restricted shares must be accepted by the participant within 30 days of the grant.

      At the time of the award of performance shares, the Board of Directors shall establish a range of performance goals to be achieved during the performance period, including, without limitation, earnings, return on capital, or any performance goal approved by our stockholders in accordance with Section 162(m) of the Internal Revenue Code. Attainment of the highest performance goal for the performance period will earn 100% of the performance shares awarded for the performance period; failure to attain the lowest performance goal will result in the participant earning no performance shares. Attainment of the performance goals will be calculated from our financial statements, excluding changes in federal income tax rates and the effect of non-recurring and extraordinary items. The performance goals may vary for different performance periods and need not be the same for each participant receiving an award during a performance period.

      If the participant's employment by us, membership on our Board of Directors, or engagement by us as a consultant is terminated before the end of any performance period, or upon the participant's death, retirement or disability, the Board of Directors, taking into consideration the performance of such participant and our performance over the performance period, may authorize the issuance to the participant or his or her legal representative or designated beneficiary all or a portion of the performance shares which would have been issued to him or her had the participant's employment, Board membership or consulting engagement continued to the end of the performance period. If the participant's employment, Board membership or consulting engagement terminates before the end of the performance period for any other reason, all performance shares are forfeited.

      Notwithstanding the foregoing, but subject to any stockholder approval or other requirements of Section 162(m) of the Internal Revenue Code, the Board of Directors in its discretion and as determined at the time of award of the performance shares, may provide the participant with the option of receiving cash in lieu of the performance shares in an amount determined at the time of award including, without limitation, by one or more of the following methods:

      o the fair market value of the number of shares subject to the performance shares agreement on the date of award, or

      o part or all of any increase in the fair market value since such date, or

      o part or all of any dividends paid or payable on the number of shares subject to the performance share agreement, or

      o any other amounts which in the Board's sole discretion are reasonably related to the achievement of the applicable performance goals, or

      o  any combination of the foregoing.

      The purchase price for restricted shares or performance shares granted under the Plan shall be set by the Board of Directors but may not be less than par value. Payment of the purchase price for the restricted shares or performance share may be made in either,

      o  cash, or

      o by delivery of unrestricted shares of our common stock having a fair market value on the date of such delivery equal to the total purchase price, or

      o  a combination of either of these methods.

      The restricted stock awards, performance stock awards and stock options are subject to accelerated vesting in the event of our change of control. We may, at our option, terminate all unexercised stock options 30 days after a change in control and pay to the participant holding these unexercised options cash in an amount equal to the difference between fair market value and the exercise price of the stock option. If the fair market value is less than the exercise price, we may terminate the options without payment to the holder. The per share purchase price of shares subject to Plan options granted under the Plan or related to performance share awards or restricted share awards may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of such option or award. No participant in our Plan has any rights as a stockholder until the shares subject to the Plan options or stock awards have been duly issued and delivered to him or her.

      We have an option to purchase any shares of our common stock which have been issued to Plan participants pursuant to restricted stock awards, performance stock awards or stock options if the participant ceases to be our employee, a member of our Board of Directors or a consultant to us for any reason. We must exercise our repurchase right at the time of termination. The purchase price for any shares we repurchase will be equal to the fair market value of the our total stockholders' equity divided by the total outstanding shares of our common stock on the last day of that calendar month, calculated on a fully-diluted basis. If we exercise our repurchase right, we much close the transaction within 20 days from the termination date. At closing, we are entitled to delivery a one-year promissory note as payment for the purchase price or, at our option, we may pay same in cash at closing.

      We also have a right of first refusal to meet the offer if the holder of any shares of our common stock awarded or issued pursuant to our Plan desires to sell such shares to a third party.

      The Board of Directors may amend, suspend or terminate our Plan at any time, except that no amendment shall be made which:

      o increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), or

      o  affects outstanding Plan options or any exercise right thereunder, or

      o  extends the term of any Plan option beyond 10 years, or

      o  extends the termination date of the Plan.

      Unless the Plan shall be earlier suspended or terminated, the Plan shall terminate 10 years from the date of the Plan's adoption by our stockholders. Any such termination of our Plan shall not affect the validity of any Plan options previously granted thereunder.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

      As authorized by the Delaware General Corporation Laws, our certificate of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

      o any breach of the director's duty of loyalty to our company or its stockholders;

      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

      o any transaction from which the director derived an improper personal benefit.

      This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

      Our certificate of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From time to time we have borrowed funds from Mr. Signorello, our Chairman and CEO, for working capital. In April 2002 we issued Mr. Signorello a demand promissory note in the principal amount of $150,000. This note bears interest at 12.5% per annum. At March 31, 2005 we owed Mr. Signorello principal of $93,177 plus accrued interest of approximately $41,600 under this note. Under the terms of the Preferred Stock Purchase Agreement with Barron Partners, L.P. as described later in this prospectus beginning on page 46. Mr. Signorello was required to convert the principal and interest due under this note into shares of our common stock. In April 2005, Mr. Signorello sold this note to Mr. Robert Druzak, a principal stockholder of our company. In April 2005 Mr. Druzak converted the principal and interest due under the note into 416,667 shares of our common stock and the note was retired.

      At March 31, 2005 other stockholders/employees have loans totaling $227,186 plus accrued interest of approximately $62,400. Included in this amount was approximately $77,000 due Mr. James Bond, one of our key employees, which represented the remaining portion of the cash consideration due him under the terms of our purchase of the stock of The Seven Corporation as described earlier in this prospectus. This amount was converted by Mr. Bond into 125,000 shares of our common stock in April 2005 in accordance with the terms of the Preferred Stock Purchase Agreement with Barron Partners, L.P.

      Also included in this total at March 31, 2005 is a $150,000 principal amount due under a promissory note bearing interest at the rate of 12.5% per annum due to a stockholder of our company. In May 2005 we issued this stockholder 125,000 shares of common stock as consideration for the extension of the maturity date of the note by 10 years. The shares were valued at $200,000 the fair value at the date of issuance.

      In 2002, we borrowed $100,000 from three stockholders. During the fiscal year ended September 30, 2003, these notes were converted to equity at $0.10 per share, resulting in the issuance of 12,500 shares.

                             PRINCIPAL STOCKHOLDERS

      At June 29, 2005, there were 6,492,286 shares of our common stock issued and outstanding. Our common stock is the only outstanding class of our voting securities. The following table sets forth, as of June 29, 2005, information known to us relating to the beneficial ownership of these shares by:

      o each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

      o  each director;

      o  each executive officer; and

      o  all executive officers and directors as a group.

      Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 205 Van Buren, Suite 420, Herndon, Virginia 20170.

      We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of June 29, 2005, have been exercised or converted. Unless otherwise noted, the address of each of these principal stockholders is our principal executive offices.

Name of                                Amount and Nature of           Percentage
Beneficial Owner                       Beneficial Ownership            of Class
----------------                       --------------------            --------

John R. Signorello(1)                       2,321,164                    34.9%
G. Anthony Munno(2)                            35,675                      *
Hal Compton                                         0                     n/a
Raymond Pirtle                                      0                     n/a
Joseph L. Druzak (3)                          203,126                     3.1%
All executive officers and                  2,559,965                    37.8%
as a group (five persons)
Robert Druzak (4)                             591,667                     9.0%
Nite Capital L.P. (5)                         375,000                     5.5%

   *  represents less than 1%

(1) The number of shares beneficially owned by Mr. Signorello includes options to purchase 50,000 shares of our common stock at an exercise price of $1.60 per share and options to purchase 45,000 shares of our common stock at an exercise price of $3.20 per share.

(2) The number of shares beneficially owned by Mr. Munno includes options to purchase 11,250 shares of our common stock at an exercise price of $2.16 per share and options to purchase 4,175 shares of our common stock at an exercise price of $2.24 per share.

(3) The number of shares beneficially owned by Mr. Druzak includes Series H Common Stock Purchase Warrants exercisable into 50,000 shares of our common stock at an exercise price of $4.00 per share and Series I Common Stock Purchase Warrants exercisable into 50,000 shares of our common stock at an exercise price of $8.00 per share.

(4) Mr. Robert Druzak is the brother of Mr. Joseph Druzak.

(5) The number of shares beneficially owned by Nite Capital L.P. includes 125,000 shares of our common stock presently outstanding and 250,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $4.00 to $8.00 per share. Mr. Keith Goodman exercises investment and voting rights over the securities held by Nite Capital LP.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 1,000,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 1,666,667 shares have been designated as Series A Convertible Preferred Stock. As of June 29, 2005, there are 6,492,286 shares of common stock and 1,666,667 shares of Series A Convertible Preferred Stock issued and outstanding. We have not included 437,502 shares of common stock listed as outstanding on our transfer records in the number of shares common shares which are currently issued and outstanding. Although the certificates have not been cancelled, these shares were contributed to our capital by agreement at the time of our reverse merger in March 2002 and may not be voted.

COMMON STOCK

      Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

      Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

      Our Board of Directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

      The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

      SERIES A CONVERTIBLE PREFERRED STOCK

      Our Board of Directors has created a series of 1,666,667 shares of preferred stock designated as Series A Convertible Preferred Stock. We sold these shares in a transaction described later in this prospectus under "Selling Security Holders." The designations, rights and preferences of the Series A Convertible Preferred Stock provide:

      o no dividends are payable on the Series A Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can we redeem any shares of our common stock,

      o the shares of Series A Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

      o so long as the shares are outstanding, we cannot change the designations of the Series A Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series A Convertible Preferred Stock or increase the number of authorized shares of Series A Convertible Preferred Stock,

      o  the shares carry a liquidation preference of $0.60 per share,

      o each share of Series A Convertible Preferred Stock is convertible at the option of the holder into shares of our common stock, subject to adjustment in the event of stock splits and stock dividends, based upon a conversion value of $0.60 per share, and

      o so long as the shares of Series A Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value.

      No conversion of the Series A Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion. Barron Partners LP may waive this provision upon 61 days prior notice to us, or it immediately terminates in the event of a sale or merger of substantially all of our company or upon an underwritten public offering.

COMMON STOCK PURCHASE WARRANTS

      We currently have outstanding an aggregate of 6,176,250 common stock purchase warrants as follows:

      WARRANTS ISSUED IN THE SERIES A CONVERTIBLE PREFERRED STOCK TRANSACTION

      In connection with the sale of shares of our Series A Convertible Preferred Stock in March 2005, we issued the purchaser the following five-year common stock purchase warrants:

      o Common Stock Purchase Warrants "A" to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $2.00 per share,

      o Common Stock Purchase Warrants "B" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $4.80 per share, and

      o Common Stock Purchase Warrants "C" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $9.60 per share.

      We also issued Liberty Company LLC, a broker dealer which served as finder for us in the transaction, a Common Stock Purchase Warrant "A" to purchase 175,000 shares of our common stock at an exercise price of $0.70 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrant "A" issued to the purchaser.

      The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

      If we earn between $.20 and $.002 per share, on a fully taxed fully diluted basis as reported for the 12 month period ending March 31, 2006 from recurring operations before any non recurring items, the exercise price of the Common Stock Purchase Warrants "A", including the warrant held by the investor and the warrant held by Liberty Company LLC, will be reduced proportionately by 0% if the earnings are $.20 per share and by 99% if the earnings are $.002 per share. For example, if we earn $.15 per share, or 25% below $.20 per share, then the warrant exercise price will be reduced by 25%. In the event we earn below $.002 per share, or have a loss, the warrant exercise price will be reduced by 99%. There are no similar provisions which apply to the Common Stock Purchase Warrants "B" or Common Stock Purchase Warrants "C."

      In the event we issue any shares, options, warrants, or any instrument convertible into shares or equity in any form below the exercise price of the particular warrant, then the exercise price of the warrant will be reduced proportionately. For example, if we issue shares at $1.60 per share, or 20% below $2.00 per share exercise price of the Common Stock Purchase Warrant "A", then the warrant exercise price of that warrant will be reduced by 20%.

      No exercise of any warrant can occur if the exercise would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such exercise. Barron Partners LP may waive this provision upon 61 days prior notice to us, or it immediately terminates in the event of a sale or merger of substantially all of our company or upon an underwritten public offering.

      SERIES H AND SERIES I COMMON STOCK PURCHASE WARRANTS

      In connection with our unit private placement of securities between December 2004 and January 2005, we issued the following common stock purchase warrants to the purchasers:

      o Series H Common Stock Purchase Warrant to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $4.00 per share expiring on December 31, 2004, and

      o Series I Common Stock Purchase Warrants to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $8.00 per share expiring on December 31, 2009.

      We also issued Cove Partners LLC Series H Common Stock Purchase Warrants to purchase an aggregate of 37,500 shares of our common stock and Series I Common Stock Purchase Warrants to purchase an aggregate of 37,500 shares of our common stock as partial compensation for certain assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations. Cove Partners LLC maintains that it has a right to a greater level of compensation based upon the completion of the private placement. We believe, however, that such claim is without merit.

         These warrants contain anti-dilution protection for the holders in the event of reorganization, consolidation or merger. We can call the Series H Common Stock Purchase Warrants at a call price of $4.00 per underlying common share should our common stock trade at or above $4.00 per share for 10 consecutive trading days following 15 days' prior written notice of our intention to call this warrant. Likewise, we can call the Series I Common Stock Purchase Warrants at a call price of $8.00 per underlying common share should our common stock trade at or above $8.00 per share for 10 consecutive trading days following 15 days' prior written notice of our intention to call this warrant. In the event these warrants or warrant series subject to call have not been exercised by written notice within such 15-day notice period, these warrants will cease to exist.

      WARRANTS ISSUED IN OUR AUGUST 2001 PRIVATE PLACEMENT

      In connection with a private placement of our securities in August 2001, we issued:

      o Series A warrants representing the right to purchase an aggregate of 58,750 shares of our common stock at an exercise price of $2.40 per share;

      o Series B warrants representing the right to purchase an aggregate of 58,750 shares of our common stock at an exercise price of $4.80 per share;

      o Series C warrants representing the right to purchase an aggregate of 58,750 shares of our common stock at an exercise price of $8.00 per share; and

      o Series D warrants representing the right to purchase an aggregate of 58,750 shares of our common stock at an exercise price of $16.00 per share.

      These warrants expire on May 1, 2006. These warrants contain anti-dilution protection for the holders in the event of reorganization, consolidation or merger. We can call any of these warrant series or all of the warrants at a call price of $.01 per underlying share should our common stock trade at or above $5.00 per share, based on the reported closing bid price of the common stock, for 10 consecutive trading days following 15 days prior written notice of our intention to call the warrants. In the event these warrants or warrant series subject to call have not been exercised by written notice within such 15-day notice period, these warrants will cease to exist.

      WARRANTS ISSUED IN OUR JANUARY 2002 PRIVATE PLACEMENT

      In connection with a sale of our securities in January 2002 we issued the following warrants:

      o Series E warrants representing the right to purchase an aggregate of 228,750 shares of our common stock at an exercise price of $2.40 per share;

      o Series F warrants representing the right to purchase an aggregate of 228,750 shares of our common stock at an exercise price of $4.80 per share; and

      o Series G warrants representing the right to purchase an aggregate of 228,750 shares of our common stock at an exercise price of $8.00 per share.

      These warrants expire on October 1, 2005. These warrants contain anti-dilution protection for the holders in the event of reorganization, consolidation or merger. Upon 15 days written notice, we can call any warrant series or all of these warrants at a call price of $.001 per underlying share should the common stock trade at or above $5.00 per share for 10 consecutive trading days prior to the date of such notice.

      COMERICA BANK WARRANT

      In July 2004, in connection with the granting of a revolving credit line to us we issued Comerica Bank a warrant to purchase 40,000 shares of our common stock at an initial exercise price of $0.38 per share. The warrant contained anti-dilution protection as described below. As a result of the anti-dilution protection and our subsequent sales of common stock and Series A Convertible Preferred Stock described later in this prospectus under "Selling Security Holders," the number of shares underlying the warrant and the exercise price of the warrant has been adjusted to 5,000 shares with an exercise price of $2.00 per share.

      The warrant is exercisable until July 21, 2011. At the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of our common stock minus the aggregate exercise price of the warrant by the fair market value of one share of our common stock. In addition, Comerica Bank has right to put the warrant to us at any time on or after July 21, 2006 and we are obligated to pay Comerica Bank $15,000 upon the exercise of this put.

      The exercise price of the warrant is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective exercise price as well as in the event of stock splits, stock dividends or recapitalizations.

      We granted Comerica Bank registration rights covering the shares of common stock issuable upon the exercise of this warrant. We have included those shares in the registration statement of which this prospectus is a part.

TRANSFER AGENT

      Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Atlantic Highlands, NJ 07716, and its telephone number is 732-872-2727.

                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

      This prospectus covers the resale of 7,171,167 shares of our common stock issued or issuable in connection with the following transactions:

      UNIT PRIVATE PLACEMENT

      Between December 2004 and January 2005, we sold 250,000 units of our securities at a purchase price of $2.00 per unit to three accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. We issued these investors an aggregate of 250,000 shares of our common stock, 250,000 Series H Common Stock Purchase Warrants and 250,000 Series I Common Stock Purchase Warrants. The terms of the warrants are described earlier in this prospectus under "Description of Securities - Series H and Series I Common Stock Purchase Warrants." We received gross proceeds of $500,000 from this offering. Mr. Joseph Druzak, a member of our Board of Directors since June 2005, was one of the investors in this offering. He was not a member of our Board of Directors at the time of his investment and at the time of his investment there was no agreement or understanding that he would join our board following the investment. Cove Partners LLC, who previously entered into an agreement with the company to provide assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations, introduced the company to two accredited investors and received fees of $20,000 in cash, 37,500 Series H Common Stock Purchase Warrants and 37,500 Series I Common tock Purchase Warrants. Cove Partners LLC maintains that it has a right to a greater level of compensation based upon the completion of the private placement. We believe, however, that such claim is without merit.

      We agreed to file a registration statement covering the shares of common stock sold in this offering, including the shares issuable upon the exercise of the warrants, within 120 days from the closing date of the offering. This prospectus is part of that registration statement. We agreed that if we failed to timely file the registration statement, we would be subject to a delayed registration penalty requiring us to issue an additional 1.0% of the total number of shares of our common stock purchased by the investors, including the shares underlying the warrants. Because the registration statement was not filed within 120 days from the closing date of the offering, at June 30, 2005 we are subject to a delayed registration penalty equal to 15,000 shares of our common stock.

      SERIES A CONVERTIBLE PREFERRED STOCK TRANSACTION

      On March 30, 2005, we entered into a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of this agreement we sold Barron

Partners LP, an accredited investor, 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchaser the Common Stock Purchase Warrants "A", "B" and "C" to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. We received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC of $65,000. We also issued Liberty Company LLC, a broker-dealer, a Common Stock Purchase Warrant "A" exercisable into 175,000 shares of our common stock with an exercise price of $0.70 per share as additional compensation for its services. We intend to use these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The designations, rights and preferences of the Series A Convertible Preferred Stock and terms of the warrants are described earlier in this prospectus under "Description of Securities."

      The Preferred Stock Purchase Agreement provides:

      o we were required to appoint or elect four additional directors, of whom three directors are required to be independent. In addition, the audit and compensation committees of our Board of Directors are to be comprised solely of independent directors. If at any time after the closing our Board of Directors is not comprised of a majority of qualified independent directors, these independent directors do not make up a majority of the members of the audit and compensation committees of the Board of Directors we are required to pay Barron Partners LP liquidated damages of 24% of the purchase price per annum, payable monthly,

      o Messrs. John R. Signorello and James Bond, executive officers of our company, agreed to exchange indebtedness in the principal amount of $325,000 into an aggregate of 541,667 shares of our common stock,

      o for period of three years we agreed not to issue any preferred stock, convertible debt or other equity instruments containing reset features. In addition, while the securities issued in the transaction are outstanding, we are prohibited from entering into any financing involving a variable rate feature,

      o Barron Partners LP was given the right of first refusal to participate in any funding transaction by us on a pro rata basis at 94% of the offering price or funding amount received in the transaction,

      o if we sell notes, shares of our common stock or shares of any class of preferred stock within 24 months from the closing of the offering at an effective price per share of common stock less than the conversion price of the Series A Convertible Preferred Stock then in effect we are required to reduce the conversion price of the Series A Convertible Preferred Stock to this lower price,

      o Mr. Signorello agreed not to sell any shares of our common stock in excess of 1% of our outstanding shares per quarter or at a price less than $3.00 per share during the two-year period following the closing date. In addition, the remaining officers and directors of our company cannot sell any shares of common stock owned by them for the two year period following the closing date,

      o for a period of two years from the closing date we are prohibited from entering into employment or consulting agreements which provide for any bonus compensation not directly related to increases in our earnings, any car allowances which were not approved by the unanimous vote of our Board of Directors, any anti-dilution or reverse stock split protection, any deferred compensation, any unreasonable compensation or benefit clauses or any termination clauses which exceed one year of salary, unless specifically waived by Barron Partners LP, and

      o for a period of three years from the closing date we agreed not to enter into any new borrowings of more than twice the sum of our EBITDA (earnings before income taxes, depreciation and amortization) from recurring operations over the past four quarters, other than short-term borrowings to purchase products to be resold by us.

      We agreed to file a registration statement within 30 days of the closing for the common shares underlying the securities sold in this offering and to use our best efforts to cause the registration statement to be declared effective by the SEC within 120 days of the closing date of the transaction. This prospectus is part of that registration statement. We agreed to pay Barron Partners liquidated damages of 36% per annum for each day we did not file this registration statement after the initial 30 day period. As we did not file the registration statement within 30 days from the closing date of the offering, at June 30, 2005 we owed Barron Partners $36,000 representing the failure to file penalty. In addition, we agreed to pay Barron Partners liquidated damages of 36% per annum for each day this registration statement is not effective beginning on July 30, 2005 through the earlier of the effective date of the registration statement or March 30, 2007. We are unable at this time to predict if we will be subject to the payment of any damages under this provision of our agreement with Barron Partners.

THE SELLING SECURITY HOLDERS

      The following table sets forth

      o  the name of each selling security holder,

      o  the number of shares owned, and

      o the number of shares being registered for resale by each selling security holder.

      The information presented herein is derived from a record list of our stockholders and warrant holders. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.

                              Number         Percentage        Shares           Shares to        Percentage
Name of selling              of shares      owned before        to be           be owned         owned after
security holder                owned          offering         offered       after offering       offering
---------------              ---------      ------------      ---------      --------------      -----------
Barron Partners LP (1)       326,355            4.99%         6,166,667               0              n/a
Barbara Russo  (2)           250,000            3.7%            225,000          25,000               *
Joseph Druzak (3)            203,126            3.1%            150,000          53,126               *
Nite Capital LP (4)          375,000            5.5%            375,000               0              n/a
Comerica Bank (5)              5,000             *                5,000               0              n/a
Liberty Company LLC (6)      175,000            2.6%            175,000               0              n/a
Cove Partners LLC (7)         75,000             *               75,000               0              n/a
                                                              ---------
                                                              7,171,667
                                                              =========

*  less than 1%

(1) The number of shares offered includes 1,666,667 shares of our common stock issuable upon the conversion of 1,666,667 shares of our Series A Convertible Preferred Stock and 4,500,000 shares of our common stock underlying common stock purchase warrants with exercise prices ranging from $2.00 to $9.60 per share. Mr. Andrew Barron Worden exercises investment and voting rights over the securities held by Barron Partners LP. Barron Partners LP has contractually agreed that if the number of shares of common stock issuable upon the conversion of the shares of Series A Convertible Preferred Stock and exercise of these warrants is limited so that Barron Partners LP and any of its affiliates cannot beneficially own more than 4.99% of our outstanding common shares following such exercise or conversion. Barron Partners LP may waive this provision upon 61 days prior notice to us, or it immediately terminates in the event of a sale or merger of substantially all of our company or upon an underwritten public offering. At June 29, 2005 Barron Partners LP beneficially owns 326,355 shares of our common stock based upon shares of our Series A Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days.

(2) The number of shares offered includes 100,000 shares of our common stock presently outstanding and 150,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $4.00 to $8.00 per share.

(3) The number of shares offered includes 50,000 shares of our common stock presently outstanding and 100,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $4.00 to $8.00 per share. Mr. Druzak has been a member of our Board of Directors since June 2005.

(4) The number of shares offered includes 125,000 shares of our common stock presently outstanding and 250,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $4.00 to $8.00 per share. Mr. Keith Goodman exercises investment and voting rights over the securities held by Nite Capital LP.

(5) The number of shares offered includes 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $2.00 per share. Mr. Bryan Tom exercises investment and voting rights over the securities held by Comerica Bank. As described earlier in this prospectus under "Description of Securities - Comerica Bank warrant" on page 45, this warrant was issued in connection with the granting of a credit line to us by the bank.

(6) The number of shares offered includes 175,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.70 per share. Mr. Phil Seifert exercises investment and voting rights over securities held by Liberty Company, LLC.

(7) The number of shares offered includes 37,500 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 37,500 shares of our common stock purchase warrants with an exercise price of $8.00 per share. Mr. Richard A. Mager exercises investment and voting rights over the securities held by Cove Partners LLC.

      Liberty Company, LLC is a broker/dealer and a member of the National Association of Securities Dealers, Inc. As described earlier in this section, Liberty Company, LLC received a warrant to purchase 175,000 shares of our common stock as compensation for its services in the ordinary course of its business as a finder in the Series A Convertible Preferred Stock transaction. To our knowledge, this firm does not have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

      The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o  privately negotiated transactions;

      o  settlement of short sales;

      o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      o  a combination of any such methods of sale; or

      o  any other method permitted pursuant to applicable law.

      The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

      The selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales.

      The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

      The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCK RULES

      Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

      o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

      o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

      o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

      o  a toll-free telephone number for inquiries on disciplinary actions;

      o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

      o  other information as the SEC may require by rule or regulation.

      Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

      o  the bid and offer quotations for the penny stock;

      o the compensation of the broker-dealer and its salesperson in the transaction;

      o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

      o monthly account statements showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE

      As of June 29, 2005, we had 6,492,286 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 4,755,375 shares of our common stock are "restricted securities." We have included 250,000 shares, which are considered restricted securities in the registration statement of which this prospectus is a part. These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

      In general, Rule 144 permits a stockholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, stockholders other than our officers, directors or 5% or greater stockholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

      We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431. A partner of the firm is the beneficial owner of 8,125 shares of our common stock.

                                     EXPERTS

      Our financial statements as of and for the years ended September 30, 2004 included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

      Our financial statements as of and for the year ended September 30, 2003 included in this prospectus have been audited by Daszkal Bolton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

      We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

            Public Reference Room Office
            450 Fifth Street, N.W.

            Room 1024
            Washington, D.C. 20549

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

                  MARCH 31, 2005 UNAUDITED FINANCIAL STATEMENTS

                          IceWEB, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (Unaudited)


Current assets:
     Cash                                                              1,025,112
     Accounts receivable, net of allowance of $20,946                  1,026,626
     Prepaid expense                                                      34,752
------------------------------------------------------------ -------------------
     Total current assets                                              2,086,490

Property and equipment, net of accumulated depreciation
of 333,562                                                               144,260
Goodwill                                                               1,812,999
Deposits                                                                  16,170
Deferred financing costs                                                 190,000
------------------------------------------------------------ -------------------
Total assets                                                          $4,249,919
------------------------------------------------------------ -------------------

Liabilities and stockholders' equity

Current liabilities:
     Accounts payable                                                  1,087,582

     Accrued expenses                                                    177,288

     Line of credit                                                      461,269

     Deferred revenue                                                      7,450
------------------------------------------------------------ -------------------
Total Current liabilities                                              1,733,589

     Notes payable - related parties                                     416,639
------------------------------------------------------------ -------------------
Total liabilities                                                     $2,150,228
------------------------------------------------------------ -------------------

Stockholders' equity:

Preferred stock (par value $.001; 10,000,000 shares authorized; Series A Convertible Preferred Stock, par value .001, 1,666,667 shares issued and
1,666,667 shares outstanding)                                              1,667
Common stock  (par value $.001 1,000,000,000 shares authorized 5,988,120
issued, and 5,825,620  outstanding)                                        5,826
Treasury Stock, at cost, (162,500 shares)                               (13,000)
Subscription receivable                                                 (14,300)
Additional paid in capital                                             6,098,617
Accumulated deficit                                                  (3,979,119)
------------------------------------------------------------ -------------------

Total stockholders' equity                                             2,099,691

------------------------------------------------------------ -------------------
Total liabilities and stockholders' equity                           $4,249,919
------------------------------------------------------------ -------------------

See accompanying notes to unaudited consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         Six Months Ended
                                                     March 31       March 31
                                                       2005           2004
                                                    (Unaudited)    (Unaudited)
                                                    ------------  --------------

Revenue                                             $ 2,957,577   $3,148,716

Cost of Sales                                         2,258,595    2,353,734
--------------------------------------------------- ------------  --------------

Gross Profit                                            698,982      794,982

Operating Expenses:
     Marketing & Selling                                 15,902       96,209
     General and Administrative                         944,589      800,133
     Depreciation & Amortization                         37,960       27,025
--------------------------------------------------- ------------  --------------
Total Operating Expense                                 998,451      923,367

Operating (Loss)/Income                                (299,469)    (128,385)

Interest Expense                                        (30,937)     (21,952)

--------------------------------------------------- ------------  --------------
Net (Loss)Income                                    $  (330,406)  $ (150,337)
Less: Preferred stock dividend                       (1,000,000)           -
--------------------------------------------------- ------------  --------------
Loss available to common shareholders                (1,330,406)

Basic & Diluted Loss per common share               $     (0.24)  $    (0.03)
--------------------------------------------------- ------------  --------------

Weighted average common shares outstanding basic
and diluted                                           5,660,472    4,846,944
--------------------------------------------------- ------------  --------------

See accompanying notes to unaudited consolidated financial statements

                          IceWEB, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         Six Months Ended
                                                     March 31,     March 31,
                                                        2005         2004
                                                    (Unaudited)   (Unaudited)
                                                    ------------ --------------

--------------------------------------------------- ------------ --------------
NET CASH USED IN OPERATING ACTIVITIES                 ($409,284)   ($177,853)
--------------------------------------------------- ------------ --------------


CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                 (75,969)     (66,679)

--------------------------------------------------- ------------ --------------
NET CASH USED IN INVESTING ACTIVITIES                   (75,969)     (66,679)
--------------------------------------------------- ------------ --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments from(to) related parties                   (7,822)      52,382
     Payment of subscription receivable                  37,700         -
     Common Stock issued for cash                       393,775      255,000
     Preferred Stock issued for cash                    880,631         -
     Proceeds from the exercise of common
     stock options                                       27,300       72,380

--------------------------------------------------- ------------ --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES             1,331,584      379,762
--------------------------------------------------- ------------ --------------

NET INCREASE  IN CASH                                   846,331      135,230

CASH - beginning of year                                178,781      104,314

--------------------------------------------------- ------------ --------------
CASH - end of period                                  1,025,112      239,544
--------------------------------------------------- ------------ --------------

See accompanying notes to the unaudited consolidated financial statements

ICEWEB, INC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2005

Note 1--Basis of Presentation

The financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited.

Certain amounts in the 2004 consolidated financial statements have been reclassified to conform to the 2005 consolidated financial statement presentation. These reclassifications had no impact on previously reported net results of operations or stockholders' equity (deficit).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual Report for the year ended September 30, 2004, which is included in the Company's Form 10-KSB for the year ended September 30, 2004. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

Note 2--Related Parties

The Company has a note payable to John R. Signorello, the Chairman and CEO, for $93,177 plus accrued interest of approximately $41,600. This note bears interest at a rate of 12.5% per annum and is due on-demand. Other Stockholders/Employees have loans totaling $227,186 plus accrued interest of approximately $62,400. Of this amount, $150,000 bears interest at a rate of 12.5% per annum. The Company has issued the note holder 125,000 shares of common stock in exchange for the individual to extend the maturity date of the note by 10 years. The cost associated with these shares has been accounted for as deferred finance charges, and are being amortized over the life of the deferral period. The shares were valued at $200,000 the fair value at the date of issuance. Also included in this amount is $77,000 due to employees' payable on demand.

The Chairman and CEO of the Company, from time to time, provided advances to the Company for operating expenses. These advances are short-term in nature and non-interest bearing. The amount due to the Chairman and CEO at March 31, 2005 is included in Notes payable - related parties on the accompanying balance sheet.

Note 3 - Stockholder's Equity

On January 4th the Company issued a Private Placement Memorandum. The Company received $393,775 net of expenses. The pricing of the placement is $2.00 per unit. The units consist of one common share at par value .001 and two warrants priced at $4.00 and $8.00 expiring in 2009 and 2010 respectively.

On March 30th the Company entered into a preferred stock agreement with Barron Partners, LP a private investment company. Documents are incorporated by reference as an 8k. In March 2005, the Company sold 1,666,667 shares as Series A Convertible Preferred Stock. In connection with the preferred stock issuance, the Company also issued it's A common stock purchase warrants to purchase 2,000,000 shares of common stock at $2 per share. It's B common stock purchase warrants to purchase 1,250,000 shares of common stock at $4.80 per share, and it's C common stock purchase warrants to purchase 1,250,000 shares of common stock at $9.60 per share. All the warrants expire on March 30, 2010 based on the guidance provided by APB No. 14 (accounting for convertible debt and issued with stock purchase warrants). The Company recorded a $1,000,000 preferred stock dividend as a result of this issuance.

During the period 7,500 common stock options were exercised by employees. The average exercise price of the options was $ .92. The Company realized proceeds of $6,900 from the exercise of the options.

Note 4 - Stock Options

Stock option activity during the period is indicated as follows:

                            OPTIONS AVAILABLE                     EXERCISE
                                FOR GRANT     OPTIONS GRANTED      PRICE

Balance, December 31, 2004       346,308         903,692         .80 - 3.80

Granted                           16,250          16,250
Exercised                                          7,500         .80 - 1.76

Forfeited                       (140,482)       (140,482)
--------------------------- ----------------- ---------------- ----------------

Balance, March 31, 2005          470,540         779,460         .80 - 3.80
=========================== ================= ================ ================

SFAS No. 123 "Accounting for Stock Based Compensation" ("SFAS 123") and SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because Accounting Principles Board Opinion 25, "Accounting for Stock issued to Employees" specifies that no compensation charge arises when the price of the employees' stock options equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees.

Pro forma results are as follows for the three months ended March 31st, 2005:

         Actual net income                                     56,219
         SFAS 123 Compensation Cost                             1,312
                                                      ----------------

Pro forma net income                                           54,907
                                                      ----------------

Pro forma basic and diluted net income per share                  .01

Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

Risk free interest rate                                            4%
Expected dividends                                                  0
Volatility factor                                                 52%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options.

Note 5 - Accounts Receivable

Accounts receivable consist of normal trade receivables. The Company assesses the collectability of its accounts receivable regularly.

Note 6 - Subsequent Events

On April 19, 2005, Messrs. Signorello and Bond both agreed to convert the debt on the company's balance sheet to 541,667 shares of common stock based on the fair market value of the company's common stock as of that date.

On April 27th, 2005, the Company effected a 1 for 80 reverse split of its issued and outstanding common stock. All amounts have been retroactively adjusted to reflect this split.

NOTE 7 - Software Development Costs

Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years.

 As of March 31, 2005, such capitalized software development costs were approximately $77,000. These costs will be amortized over a period of three years beginning April 1, 2005. The Company regularly reviews the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

                 SEPTEMBER 30, 2004 AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
IceWEB, Inc.

We have audited the accompanying consolidated balance sheet of IceWEB, Inc. and Subsidiaries as of September 30, 2004 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IceWEB, Inc. and Subsidiaries, as of September 30, 2004 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company had net losses and cash used in operations of $1,087,008 and $794,861 respectively, for the year ended September 30, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/ Sherb & Co., LLP
                                        Certified Public Accountants

New York, New York
January 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of IceWEB, Inc. and subsidiaries:

We have audited the accompanying consolidated statements of operations, stockholders' deficit and cash flows of IceWEB, Inc. and subsidiaries for the year ended September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, Fl
January 14, 2004

                          Iceweb, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2004

 Assets

 Current assets:
      Cash                                                          $   178,781
      Accounts receivable, net                                        1,062,707
 ------------------------------------------------------------------------------
      Total current assets                                            1,241,488

 Property and equipment, net                                             86,251
 Goodwill                                                             1,812,999
 Deposits                                                                16,170

 ------------------------------------------------------------------------------
 Total assets                                                       $ 3,156,908
 ------------------------------------------------------------------------------

 Liabilities and stockholders' equity

 Current liabilities:

      Note payable                                                  $   461,269
      Accounts payable                                                1,233,708
      Accrued expenses                                                  152,577
      Deferred revenue                                                   19,030
      Notes payable - related parties                                   424,461

 ------------------------------------------------------------------------------
 Total current liabilities                                            2,291,045
 ------------------------------------------------------------------------------

 Stockholders' equity:

 Preferred stock (par value $.001;  1,000,000 shares
  authorized and no shares issued and outstanding)                            -
 Common stock (par value $.001; 1,000,000,000 shares authorized,
  5,429,991 issued, and 5,267,491 outstanding)                            5,430
 Subscription receivable                                                (52,000)
 Additional paid in capital                                           4,574,373
 Accumulated deficit                                                 (3,648,940)
 Treasury Stock, at cost, (162,500 shares)                              (13,000)
 ------------------------------------------------------------------------------

 Total stockholders' equity                                             865,863

 ------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                         $ 3,156,908
 ------------------------------------------------------------------------------

           See accompanying notes to consolidated financial statements

                          Iceweb, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the years ended September 30, 2004 and 2003

                                                2004                   2003
                                           ------------------------------------

 Revenue                                   $  6,662,652             $ 1,681,505

 Cost of sales                                5,015,494               1,264,338
 ------------------------------------------------------------------------------

 Gross profit                                 1,647,158                 417,167

 Operating expenses

      Marketing and selling                     125,414                  20,104
      Stock compensation expense                  2,600                       -
      Research and development                  580,053                       -
      Depreciation expense                       52,716                  95,242
      General and administrative              1,947,392                 560,245
 ------------------------------------------------------------------------------

        Total operating expense               2,708,175                 675,591

 Operating loss                              (1,061,017)               (258,424)

 Rental revenue                                  34,888                       -
 Change in estimate                                   -                 183,316
 Interest expense                               (60,879)                (30,736)

 ------------------------------------------------------------------------------
 Net loss                                  $ (1,087,008)            $  (105,844)
 ------------------------------------------------------------------------------

 Basic & diluted loss per common share     $      (0.22)            $     (0.03)
 ------------------------------------------------------------------------------

 Weighted average common shares
  outstanding - basic and diluted             5,049,368               3,987,558
 ------------------------------------------------------------------------------

           See accompanying notes to consolidated financial statements

                                                 Iceweb, Inc. and Subsidiaries
                                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                        For the years ended September 30, 2004 and 2003
                              Common Stock         Subscription   Additional   Accumulated      Treasury Stock
                             Shares      Amount     Receivable     Paid-In       Deficit      Shares     Amount       Total
                            ---------   --------   ------------   ----------   -----------   --------   --------    ----------
Balance at
 September 30, 2002         3,764,110   $  3,764     $      -     $1,638,415   $(2,456,088)         -   $      -   $  (813,909)
Common stock issued           596,250        596            -        421,409             -          -          -       422,000
Equity issued for services     21,000         21            -         49,139             -          -          -        49,160
Common stock issued
 in satisfaction                                                                         -
 of liabilities                68,050         69            -        110,396             -          -          -       110,465
Common stock issued in
 acquisitions                  62,500         63            -         15,937             -          -          -        96,000
Net loss for the year               -          -            -              -      (105,844)         -          -      (105,844)

                            --------------------------------------------------------------------------------------------------
Balance at
 September 30, 2003         4,512,610      4,513            -      2,315,291    (2,561,932)         -          -      (242,128)

Sale of common stock          390,000        390            -        413,210             -          -          -       413,600
Common stock issued in
 acquisitions                 378,881        379           -       1,706,109             -          -          -     1,706,488
Common stock issued for
 the exercise of common
 stock options                151,000        151      (52,000)       137,160             -          -          -        85,311
Common stock issued for
 settlement                     1,250          1            -          2,599             -          -          -         2,600
Common stock cancelled         (3,750)        (4)           -              4             -          -          -             -
Treasury stock                      -          -            -              -             -   (162,500)   (13,000)      (13,000)
Net loss for the year               -          -            -              -    (1,087,008)         -          -    (1,087,008)

                            --------------------------------------------------------------------------------------------------
Balance at
 September 30, 2004         5,429,991   $  5,430     $(52,000)    $4,574,373   $(3,648,940)  (162,500)  $(13,000)  $   865,863
                            ==================================================================================================

                                  See accompanying notes to consolidated financial statements

                                                              F-10

                                            Iceweb, Inc. and Subsidiaries
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   For the years ended September 30, 2004 and 2003
                                                                                    2004                    2003
                                                                                ------------             -----------
CASH FLOWS FROM OPERATIONS:
     Net loss                                                                   $ (1,087,008)            $  (105,844)
     Adjustments to reconcile net loss to net cash in operating activities:

     Common stock and options issued for settlement                                    2,600                      -
     Depreciation                                                                     52,716                  95,242
     Changes in operating assets and liabilities, net of acquisitions:
     (Increase) decrease in:
     -----------------------
     Accounts receivable                                                            (672,934)               (303,201)
     Prepaid expense                                                                   8,056                    (938)
     Deposits                                                                         (3,505)                 (3,132)
     Increase (decrease) in:
     -----------------------
     Accounts payable                                                                856,363                   9,163
     Accrued expense                                                                  43,236                  91,700
     Deferred revenue                                                                  5,615                  12,920

--------------------------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                               (794,861)               (204,090)
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of property and equipment                                              (10,183)                (40,763)

     Cash acquired in acquisitions, net                                               37,637                       -

     Acquisition of subsidiaries                                                           -                (174,866)

--------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                   27,454                (215,629)
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     (Payments on) Proceeds from line of credit                                      334,269                (206,075)

     Payments to related parties                                                     (43,805)                (54,528)
     Proceeds from related party                                                      65,499                  98,000

     Common stock issued for cash                                                    413,600                       -

     Exercise of common stock options                                                 85,311                       -

     Contributed capital                                                                   -                 677,626

     Purchase of treasury stock                                                      (13,000)                      -

--------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                            841,874                 515,023
--------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                  74,467                  95,304

CASH - beginning of year                                                             104,314                   9,010

--------------------------------------------------------------------------------------------------------------------
CASH - end of year                                                              $    178,781             $   104,314
--------------------------------------------------------------------------------------------------------------------

Supplemental disclosure of cash flow information:

     Cash paid for interest                                                     $      6,175             $         -
--------------------------------------------------------------------------------------------------------------------
     Cash paid for taxes                                                        $          -             $         -
--------------------------------------------------------------------------------------------------------------------

Non-cash investing and financing activities:

     Common stock issued for acquisitions                                       $  1,706,488             $         -
--------------------------------------------------------------------------------------------------------------------
     Stock subscription receivable                                              $     52,000             $         -
--------------------------------------------------------------------------------------------------------------------

                             See accompanying notes to consolidated financial statements

                                                         F-11

ICEWEB, INC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2004 and 2003

NOTE 1--ORGANIZATION

Iceweb Communications, Inc. was originally incorporated in Virginia in March 1996, and then was reincorporated as Iceweb, Inc. in Delaware in September 2001. The Company first operated as a full service provider of computer systems and professional services to private sector corporations and to the federal government under a General Services Administration (GSA) schedule contract for computer systems and peripherals. The Company acquired the assets of LearningStream, Inc. in June 2001, which coincided with the transition of the Company's business model to focus on e-learning. In March 2002, the Company executed a reverse merger with Disease Sciences, Inc. and began trading publicly on the OTC Bulletin Board. Under the agreement, the former business of Disease Sciences was separated from the post merger company. The Company filed the required documents to record the merger and change the name to Iceweb, Inc. ("the Company") with the Delaware Secretary of State in September 2002. In June 2003, the Company added two subsidiaries, acquiring all of the outstanding stock of Interlan Corporation and The Seven Corporation. Interlan is a full service provider of computer equipment and integration services. The Seven Corporation provides network engineering services. On October 5, 2003, the Company acquired the software ownership rights and customers of Iplicity, Inc. of Virginia. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment. On May 13, 2004, the Company, through its wholly owned subsidiary Propster, Inc., acquired substantially all of the assets of DevElements, Inc. of Virginia. DevElements is a professional IT consultancy firm that designs, develops and implements web-based productivity solutions for the customers.

On October 13, 2004, the Company effected a 10:1 forward split of its common stock. Additionally, the Company amended its Articles of Incorporation to increase its authorized number of shares to 1,000,000,000. All amounts presented in these financial statements have been retroactively restated to give effect to the forward split of the Company's stock.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(b) Accounts Receivable

Accounts receivable consist of normal trade receivables. The Company recorded an allowance of $28,446 for the year ended September 30, 2004. Management performs ongoing evaluations of its accounts receivable and customer base. Managements believe that all remaining receivables are fully collectable. Bad debt expense is $100,244 and $0 for the years ended September 30, 2004 and 2003, respectively.

(c) Revenue Recognition

Generally, revenues from sales of products are recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract. The Company uses the percentage of completion method to recognize revenue and expense from contracts extending through fiscal quarters. Revenue from services is recorded each month as it is earned. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates.

(d) Property and equipment

Property and equipment are stated at cost, and depreciation is provided by use of the straight-line method over the estimated useful lives of the assets.

(e) Earnings Per Share

The Company computes earnings per share in accordance with Statement of Accounting Standards No. 128, "Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period.

Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded form the calculation if their effect is antidilutive.

(f) Stock Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25" issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123 and SFAS No. 148, "Accounting for Stock-Based compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148.

(g) Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(h) Goodwill

Goodwill represents the amount by which the purchase price of a business acquired exceeds the fair market value of the net assets acquired under the purchase method of accounting. The Company assesses whether its goodwill and other intangible assets are impaired as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated based on the estimated fair value of the asset. The Company has not amortized or recognized any impairment of goodwill during the year ended September 30, 2004.

(i) Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 153 "Exchanges of Non-Monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

(j) Reclassifications

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

NOTE 3--PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follows:

                                            ESTIMATED
                                          USEFUL LIFE            9/30/2004
                                       -----------------    -------------------

Computer equipment                         3 years                  $  198,406
Computer software                          3 years                     163,314
Furniture and fixtures                     5 years                      30,133
                                                            -------------------
Total property and equipment                                           391,853

Less: accumulated depreciation                                        (305,602)
                                                            -------------------
Property and equipment, net                                         $   86,251
                                                            ===================

Depreciation expense for the years ended September 30, 2004 and 2003 was $52,716 and $95,242 respectively.

NOTE 4--OPERATING LEASES

The Company leases facilities in Herndon, VA for office space and developmental work through December 2005. During 2004, the Company negotiated to lease office space at its current location, as the prior lease expired in April 2004. Total rental expense for the years ended September 30, 2004 and 2003 was $103,037 and $49,875, respectively. The Company also leases facilities for one of its subsidiaries at $2,100 per month. This lease continues through June 30, 2005. The Company assumed responsibility for the remainder of the office lease of Iplicity, Inc., which was acquired in the beginning of the current fiscal year. The monthly rental expense for this space is $3,885. The Company has sub-leased this space beginning November 1, 2003 through March 31, 2005, for a monthly payment of $3,172. The total of all rental payments for the term of the sublease were paid up-front. As of September 30, 2004, $34,888 of sub-lease rental income and deferred revenue includes $19,030 representing sub-lease income for October 2004 through March 2005.

The Company also assumed responsibility for four lease agreements with Dell Financial, for computer equipment, and one lease with GE Capital for an office copy and fax machine. These leases were entered into by the companies acquired during the year. The total minimum lease obligation for the office space and equipment leases combined for the next five fiscal years is as follows:

   Fiscal Year          Amount
   -----------          ------
      2005          $     191,685
      2006          $      57,541
      2007          $       2,798
                    -------------
                    $     252,024
                    =============

NOTE 5--RELATED PARTY TRANSACTIONS

At September 30, 2004, the Company had a note payable to John R. Signorello, the Chairman and CEO, for $109,176 plus accrued interest of approximately $44,490. This note bears interest at a rate of 12.5% per annum and is due on-demand.

At September 30, 2004, the Company had a note payable to one of its shareholders for $150,000 plus accrued interest of approximately $43,607. This note bears interest at a rate of 12.5% per annum and is due on-demand.

At September 30, 2004 other Stockholders/Employees have loans totaling $77,188. These notes are non-interest bearing and are due on or before December 31, 2004.

NOTE 6--NOTE PAYABLE

On July 21, 2004, the Company entered into a Loan and Security agreement with Comerica Bank, to obtain a revolving credit line in the amount of $500,000. At September 30, 2004, the amount outstanding was $461,269. The term of the agreement is 364 days from the date of closing. The terms of the agreement give Comerica Bank a first position on the Company's debt. In addition this note is collateralized by the assets of the Company. Advances on the credit line bear interest at a variable rate equal to one (1) percentage point above the Prime Rate. The Prime Rate is defined as that most recently announced by Comerica Bank as its "prime rate", whether or not such rate is the lowest available from the Bank. The agreement includes financial covenants for a Quick Ratio of at least
1.00 to 1.00 and Tangible Net Worth of $190,000 through January 30, 2005. The Tangible Net Worth increases incrementally thereafter.

At September 30, 2004, the Company does not meet the financial covenants for Quick Ratio and Tangible Net Worth and is therefore in default per the terms of the agreement. On November 18, 2004, the Company executed a Forbearance and Consent agreement with Comerica Bank, which recognizes the default and contains certain forbearances by the Bank from enforcing rights and exercising remedies in connection with the default.

NOTE 7--CONCENTRATION OF CREDIT RISK

The Company maintains its cash bank deposits at various financial institutions which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 2004 the Company had approximately $75,030 in excess of FDIC insured limites. The Company has not experienced any losses in such accounts.

NOTE 8--MAJOR CUSTOMERS

Sales to two customers represented approximately 34% and 27% of total sales for the years ended September 30, 2004 and 2003, respectively. As of September 30, 2004 approximately 36% of the Company's accounts receivable were due from these two customers.

NOTE 9--INCOME TAXES

As of September 30, 2004 the Company had an unused net operating loss carry forward of approximately $3,533,823 available for use on its future corporate federal tax returns. The Company's evaluation of the tax benefit of its net operating loss carry forward is presented in the following table. The tax amounts have been calculated using the Company's effective income tax rate resulting from the use of graduated rates.

                                                                    2004
                                                                    ----
Deferred tax asset:
        Tax benefit of net operating loss carry forward         $  1,325,184
        Tax provision of accumulated depreciation                     (6,607)
        Tax benefit of allowance for doubtful accounts                15,531
        Tax benefit of accumulated depreciation                            -
        Less: valuation allowance                                 (1,334,108)
                                                                -------------
Total deferred tax asset                                        $          -

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for fiscal 2004:

                                                                    2004
                                                                    ----
Computed "expected" tax expense (benefit)                            (34.0)%
State income taxes                                                    (3.5)%
Change in valuation allowance                                         37.50%

Effective tax rate                                                      0.0%

The valuation allowance at September 30, 2004 was $1,334,108. The increase during fiscal 2004 was $441,018.

Net operating loss carryforward expires between 2021 and 2024. The utilization of the above loss carry forwards, for federal income tax purposes may be subject to limitation resulting from changes in ownership.

Note 10--ACQUISITIONS

For the year ended September 30, 2004, two companies were acquired, Iplicity, Inc. and DevElements, Inc. On October 4, 2003, the Company acquired substantially all of the assets of Iplicity, Inc. of Virginia. The Company purchased software licenses, source code, potential patents and trademarks for a combined stock and, cash value of approximately $632,000. These items are reflected in the Financial Statements as $65,500 for software and $566,487 goodwill. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment.

On May 13, 2004, the Company, through its wholly owned subsidiary Propster, Inc., acquired substantially all of the assets of DevElements, Inc. of Virginia. The Company purchased software licenses, source code, potential patents and trademarks, cash, hardware, and equipment for a combined stock and cash value of approximately $1,290,000. The Company issued 187,500 shares of common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. These items were reflected in the Financial Statements as $103,107 in cash, $73,101 accounts receivable and $7,118 other current asset, $12,028 fixed assets, $1,094,645 goodwill and $150,000 note payable to SunTrust Bank, which was assumed by Iceweb in lieu of a cash payment to DevElements, Inc. The SunTrust liability was an open-ended revolving line of credit in the amount of $150,000, principle due on demand and interest charged at a rate of prime plus 2.00%. Pursuant to the Asset Purchase Agreement, the future owners of DevElements, Inc. could be eligible for contingent cash payments up to $100,000. Potential payments were to be based on the achievement of certain cash flow objectives. To date these objectives have not been met. DevElements, Inc. is a professional IT consultancy that designs, develops and implements web-based productivity solutions for organizations with operational efficiency goals. By combining leading edge technologies with an innovative approach to business process management, the staff builds solutions that capitalize on an organization's strengths and empower their employees to do their jobs better, faster and cheaper. From highly creative, interactive, sales-focused web sites to knowledge management and employee information systems, DevElements solutions embody the vision of the paperless workplace. DevElements was incorporated in Virginia in June 1999. At the time of the acquisition, DevElements employed 30 people.

For the year ended September 30, 2003, two companies were acquired, Interlan Corporation and The Seven Corporation. In June 2003, the Company acquired all of the outstanding stock of Interlan and Seven in exchange for $165,000 in cash, $42,000 paid at closing and $123,000 payable over the next six months and 62,500 shares of Iceweb stock. The total value of cash and stock paid was $261,000, resulting in goodwill recorded of $174,866.

During the first quarter of fiscal 2004, the note payable due to the seller of The Seven Corporation agreed to reduce the amount owed by $23,000. This amount was reflected as an adjustment to the purchase price and goodwill.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Interlan, Seven Corporation, Iplicity and Develements had occurred as of the beginning of the following periods:

                                         Year Ended September 30,
                                           2004            2003
                                        -----------    -----------
Net revenues                            $ 8,053,984    $6,278,890
Net loss from continuing operations     $(1,216,214)   $ (415,102)
Net loss                                $(1,249,203)   $ (277,447)
Net loss per share                      $     (0.23)   $    (0.06)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 11--STOCKHOLDERS' EQUITY

The Company is authorized to issue 1,000,000 shares of Preferred Stock, par value $.001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. There are currently zero shares of Preferred Stock issued and outstanding.

During the year ended September 30, 2004, the Company sold 390,000 shares of common stock to accredited investors for $413,600 exempt from registration pursuant to Section 4(2). The investors were sophisticated and had access to the consolidated financial statements of the corporation. During the year ending September 30, 2003, the Company sold 596,250 shares of common stock for $422,000.

On October 4, 2003, the Company issued 191,381 shares of common stock as part of the acquisition agreement with Iplicity, Inc (See Note 10).

On May 13, 2004, the Company issued 187,500 shares of common stock as part of the acquisition agreement with DevElements, Inc (See Note 10).

The Company issued 847,000 stock options to employees under the Company's stock option plan (See Note 12).

NOTE 12--STOCK OPTION PLAN

During March 2002, the Company adopted the "Management and Director Equity Incentive and Compensation Plan." The maximum number of shares authorized and available under the plan is 10,000,000 shares. Under the terms of the plan, the options expire after 5 years, as long as the employees remain employed with the Company. The following is a summary of option activity for the years ended September 30, 2004 and 2003:

Stock option activity during the period is indicated as follows:

                               OPTIONS AVAILABLE                 EXERCISE
                                   FOR GRANT         OPTIONS       PRICE
                               -----------------   -----------   ---------

 Balance, September 30, 2002       1,071,875          178,125      1.60

 Granted                                              497,750    .80 - 3.20
 Forfeited                                           (188,125)   .80 - 3.20
 --------------------------------------------------------------------------
 Balance, September 30, 2003         762,250          487,750    .80 - 3.20

 Granted                                              847,000   1.60 - 3.20
 Exercised                                           (151,000)   .80 - 3.20
 Forfeited                                           (595,450)   .80 - 3.20
 --------------------------------------------------------------------------
 Balance, September 30, 2004         510,701          588,300    .80 - 3.20
 ==========================================================================

                   Options and Warrants                   Options and Warrants
                      Outstanding                              Exercisable
 ---------------------------------------------------   -------------------------
                               Weighted
                Number         Average      Weighted      Number        Weighted
 Range of   Outstanding at    Remaining      Average   Exercisable at    Average
 Exercise   September 30,    Contractual    Exercise   September 30,    Exercise
  Price         2004         Life (Years)     Price         2004          Price
 --------   --------------   ------------   --------   --------------   --------
6.40-9.60        108,188         1.60        $ 0.80         48,238      $ 0.72
10.40-16         240,438         2.20          1.60         89,283        1.44
16.80-32         239,674         2.09          2.40         75,677        2.64

              ----------                     ------      ---------      -------
                 588,300                     $ 1.60        213,198      $ 1.60
              ==========                     ======      =========      =======

The employee option grants provide that the option will be canceled ninety days after an employee leaves employment with the Company.

SFAS No. 123 "Accounting for Stock Based Compensation" ("SFAS 123") and SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock options equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees

SFAS No. 123 pro forma results are as follows for the fiscal year periods ended September 30, 2004 and 2003:

                                                      2004            2003
                                                      ----            ----

Actual net loss                                    $1,087,008       $105,844
SFAS 123 Compensation Cost                            237,198         53,238
                                                   ----------       --------

Pro forma net loss                                 $1,324,206       $159,082
                                                   ==========       ========

Pro forma basic and diluted net loss per share         ($0.24)        ($0.04)
                                                   ==========       ========

Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

Risk free interest rate            4%
Expected dividends                  0
Volatility factor                148%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options.

NOTE 13--SIGNIFICANT CUMSTOMER INFORMATION AND SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments with Iceweb for making operational decisions and assessments of financial performance.

IceWEB's chief operating decision-maker is considered to be the chief executive officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, Iceweb has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended September 30, 2004 and 2003 all material assets and revenues of IceWEB were in the United States.

NOTE 14--CHANGE IN ESTIMATE

During the year ended September 30, 2003, the Company recognized approximately $183,316 in reduced expenses. This reduction in expenses related to 2002 accrued payroll and expenses that were either forgiven or settled for less than the original amount.

NOTE 15--GOING CONCERN

The Company's auditors stated in their reports on the financial statements of the Company for the years ended September 30, 2004 and 2003 that the Company is dependent on outside financing and has had losses since inception that raise substantial doubt about our ability to continue as a going concern.

For the year ended September 30, 2004, the Company incurred net annual losses of ($1,087,008) and used cash in operations of $794,861. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans intended to increase the sales of the Company's products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth and implement its business plan; however, no assurance can be given that the Company will be able to raise any additional capital.

NOTE 16--SUBSEQUENT EVENTS

a) On October 13, 2004 the Iceweb stock was forward split 10:1. As of that date, the stock began trading at one-tenth of the share price from the previous day close. Each shareholder received nine (9) additional shares for every one share owned.

b) On October 18, 2004, the Company entered into a Letter of Intent to purchase PlanGraphics, Inc. Subsequently, on November 11, 2004, the Company received preliminary consent by their banking partner, Comerica, to move forward with the letter of intent to merge the two companies. The merger is subject to approval by the PlanGraphics, Inc. shareholders, and certain terms and conditions as are customary to this type of transaction.

c) On December 1, 2004, the Company released a Confidential Offering Memorandum through the investment banking firm of Cove Partners, LLC. The total offering is 50,000,000 units at a price of $0.025 per unit. Each unit consists of .0125 shares of the Company's common stock together with two detachable warrants to purchase shares of the Company's common stock at prices of $4 and $8 per share, respectively. The five cent warrants have an approximate 3 year exercise period and the ten cent warrants have an approximate 5 year exercise period. The minimum offering is $500,000 for 20,000,000 units and the maximum offering is $1,250,000 for 50,000,000 units.

d) A related party note payable in the amount of $150,000 plus accrued interest of approximately $43,607 will be converted to 12,500 shares of pre-split common stock. The related expense will be amortized by the company over 10 years.

NOTE 17--CONTINGENCIES

From time to time the Company faces litigation in the ordinary course of business. Currently, we are not involved with any litigation which will have a material adverse effect on our financial condition.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS


Prospectus Summary...................  2
Cautionary Statements Regarding
  Forward-Looking Information .......  4
Risk Factors.........................  4
Market for Common Equity and Related
Stockholder Matters..................  9              ICEWEB, INC.
Capitalization....................... 10
Use of Proceeds...................... 11
Management's Discussion and
  Analysis or Plan of Operation...... 11               PROSPECTUS
Change of Independent Registered
  Public Accounting Firm............. 19
Our Business......................... 20
Management........................... 28         ________________, 2005
Certain Relationships and
  Related Transactions............... 38
Principal Stockholders............... 39
Description of Securities............ 40            7,171,667 SHARES
Selling Security Holders............. 45
Plan of Distribution ................ 49
Shares Eligible for Future Sale...... 51
Legal Matters........................ 51
Experts.............................. 52
Additional Information............... 52
Financial Statements.................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Delaware General Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

      (a) the officer or director conducted himself or herself in good faith;

      (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

      (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

      Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee......................................... $ 3,221
Legal Fees and Expenses*................................................  35,000
Accounting Fees and Expenses*...........................................  13,500
Financial Printing*.....................................................   7,500
Transfer Agent Fees*....................................................     500
Blue Sky Fees and Expenses*.............................................     500
Miscellaneous*..........................................................     779
                                                                         -------
          TOTAL......................................................... $61,000
                                                                         =======
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the

"Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

      Between September 2002 and May 2003, we sold 299,375 units of our securities to 17 accredited investors in a private placement pursuant to exemptions from the registration requirements of the Securities Act available to us under an exemption Section 4(2) and Regulation D of the Securities Act. Each unit consisted of one share of common stock and one common stock purchase warrant. We received gross proceeds of $239,500.

      In August 2003, notes payable totaling $97,000 plus accrued interest held by two accredited investors were converted to 56,250 shares of our common stock. This issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

      Between June 2003 and April 2004 we sold 593,750 shares of common stock to 14 accredited investors in a private placement exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) and Regulation D of that act. We received gross proceeds of $575,000.

      In October 2003, we issued 191,381 shares of our common stock to 12 individuals or entities as consideration for our acquisition of substantially all of the assets of Iplicity, Inc. of Virginia. The recipients were accredited or sophisticated or non-accredited who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

      In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. In exchange for the 19% interest in DevElements, we issued to the 20 individuals who were the shareholders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. The recipients were accredited, sophisticated or non-accredited investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

      Between December 2004 and January 2005, we sold 250,000 units of our securities at a purchase price of $2.00 per unit to two accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. We issued these investors an aggregate of 250,000 shares of our common stock, 250,000 Series H Common Stock Purchase Warrants and 250,000 Series I Common Stock Purchase Warrants. The terms of the warrants are described earlier in this prospectus under "Description of Securities - Series H and Series I Common Stock Purchase Warrants." We received gross proceeds of $500,000 from this offering. Cove Partners LLC, who previously entered into an agreement with the company to provide assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations, introduced the company to two accredited investors and received fees of $20,000 in cash and common stock purchase warrants to purchase an aggregate of 75,000 shares of our common stock at exercise prices ranging from $4.00 to $8.00 per share.

      In March 2005, we sold an accredited investor 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchase the Common Stock Purchase Warrants "A", "B" and "C" to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. We received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC, a broker dealer, of $65,000. We also issued Liberty Company LLC a warrant to purchase 175,000 shares of our common stock with an exercise price of $0.70 per share, the terms of which, other than the exercise price, are identical to the Common Stock Purchase Warrants "A" issued to the investor. We intend to use these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

      At March 31, 2005 other stockholders/employees have loans totaling $227,186 plus accrued interest of approximately $62,400. Included in this amount was approximately $77,000 due Mr. James Bond, one of our key employees, which represented the remaining portion of the cash consideration due him under the terms of our purchase of the stock of The Seven Corporation as described earlier in this prospectus. This amount was converted by Mr. Bond into 125,000 shares of our common stock in April 2005 in accordance with the terms of the Preferred Stock Purchase Agreement with Barron Partners, L.P.

      In April 2005 we issued an aggregate of 541,667 shares of our common stock to two accredited investors as full payment for amounts due under two promissory notes, one in the principal of $93,177 plus accrued interest of approximately $41,600, and the second non-interest bearing note in the principal amount of $125,000. These transactions were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

      In May 2005 we issued a stockholder whom we owe $150,000 principal plus interest under an unsecured promissory note 125,000 shares of our common stock as consideration for a 10 year extension of the due date of the note. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                  Description of Document

2.1 Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I. Inc.(4)
2.2        Agreement and Plan of Merger with IceWEB Communications, Inc. (8)
2.3        Agreement and Plan of Merger with Seven Corporation (9)
3.1        Certificate of Incorporation (1)

3.2        Certificate of Amendment to Certificate of Incorporation (1)
3.3        Certificate of Amendment to Certificate of Incorporation (1)
3.4        Certificate of Amendment to Certificate of Incorporation (1)
3.5        Certificate of Amendment to Certificate of Incorporation (2)
3.6        Certificate of Amendment to Certificate of Incorporation (3)
3.7        Certificate of Amendment to Certificate of Incorporation (11)
3.8        Certificate of Designations of Series A Convertible Preferred Stock
           (12)
3.9        Certificate of Amendment to Certificate of Incorporation (13)
3.10       Bylaws (1)
4.1        Form of Common Stock Purchase Warrant "A" (12)
4.2        Form of Common Stock Purchase Warrant "B" (12)
4.3        Form of Common Stock Purchase Warrant "C" (12)
4.4        Form of Series H Common Stock Purchase Warrant *
4.5        Form of Series I Common Stock Purchase Warrant *
4.6        Form of $0.70 Common Stock Purchase Warrant "A" *
4.7        Form of Comerica Bank warrant *
5.1        Opinion of Schneider Weinberger & Beilly LLP **
10.1       Acquisition Agreement with North Orlando Sports Promotions, Inc. (1)
10.2       Asset Purchase Agreement with Raymond J. Hotaling (5)
10.3       2000 Management and Director Equity Incentive and Compensation Plan
           (6)
10.4       Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.5       Stock Purchase and Exchange Agreement with Interlan Communications
           (9)
10.6       Preferred Stock Purchase Agreement dated March 30, 2005 (12)
10.7       Registration Rights Agreement with Barron Partners LP (12)
10.8       Asset and Stock Purchase Agreement for iPlicity, Inc.*
10.9       Asset and Stock Purchase Agreement for DevElements, Inc. of Virginia
           (15)
10.10      Form of Loan and Security Agreement with Comerica Bank*
10.11      Forbearance Agreement*
10.12      Sublease Agreement for principal executive offices*
10.13 Demand Promissory Note in the principal amount of $150,000 to John Signorello*
14.1       Code of Business Conduct and Ethics*
16.1       Letter from Daszkal Bolton LLP (14)
21.1       Subsidiaries of the small business issuer **
23.1       Consent of Sherb & Co. LLP *
23.2       Consent of Daszkal Bolton LLP *
23.3 Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5) **

*  filed herewith
** to be filed by amendment

(1) Incorporated by reference to the Form 10-SB, file number 000-27865, filed with on October 28, 1999, as amended.
(2)   Incorporated by reference to the definitive Information Statement on
      Schedule 14C as filed on June 18, 2001.
(3)   Incorporated by reference to the definitive Information Statement on
      Schedule 14C as filed on June 26, 2001.
(4) Incorporated by reference to the Report on Form 8-K as filed on June 6, 2001. (5) Incorporated by reference to the Report on Form 8-K as filed on July 26, 2001.

(6)   Incorporated by reference to the definitive Information Statement on
      Schedule 14C as filed on July 23, 2001.
(7) Incorporated by reference to the Report on Form 8-K as filed on December 4, 2001.
(8) Incorporated by reference to the Report on Form 8-K as filed on April 4, 2002.
(9) Incorporated by reference to the Report on Form 8-K as filed on August 1, 2003.
(10) Incorporated by reference to the Report on Form 8-K/A as filed on February 20, 2004.
(11)  Incorporated by reference to the definitive Information Statement on
      Schedule 14C as filed on August 20, 2004.
(12) Incorporated by reference to the Report on Form 8-K as filed on April 5, 2005.
(13) Incorporated by reference to the definitive Information Statement on Schedule14C as filed on April 4, 2005.
(14) Incorporated by reference to Amendment No. 1 to the Report on Form 8-K/A as filed on February 20, 2004. (15) Incorporated by reference to the Report on Form 8-K as filed on July 23, 2004.

ITEM 28. UNDERTAKINGS

      The undersigned small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, the small business issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Herndon, State of Virginia on July 26, 2005.

                                        ICEWEB, INC.

                                        By: /s/ John R. Signorello
                                            ----------------------
                                            John R. Signorello, CEO
                                            Principal executive officer and
                                            principal financial officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Signorello as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendment or post-effective amendment to this registration statement on Form SB-2 or abbreviated registration statement (including, without limitation, any additional registration filed pursuant to Rule 462 under the Securities Act of 1933) with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

        Signature                          Title                       Date
        ---------                          -----                       ----

/s/ John R. Signorello                CEO and director            July 26, 2005
----------------------
John R. Signorello

/s/ G. Anthony Munno                  President
--------------------
G. Anthony Munno                                                  July 26, 2005

                                      Director
---------------
Hal Compton

/s/ Raymond J. Pirtle, Jr.            Director                    July 26, 2005
--------------------------
Raymond J. Pirtle, Jr.

/s/ Joseph Druzak                     Director                    July 26, 2005
-----------------
Joseph Druzak